================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            EMERALD FINANCIAL CORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: ....N/A

     (2) Aggregate number of securities to which transaction applies: .......N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): .........N/A

     (4) Proposed maximum aggregate value of transaction: ...................N/A

     (5) Total fee paid: ....................................................N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ............................................N/A

     (2) Form, Schedule or Registration Statement No.: ......................N/A

     (3) Filing Party: ......................................................N/A

     (4) Date Filed: ........................................................N/A

================================================================================

                                                                  MARCH 20, 1998

            DEAR SHAREHOLDER:

                 You are cordially invited to attend the 1998 Annual Meeting of
            Shareholders of Emerald Financial Corp. ("Emerald") to be held at 10:30 a.m. on Thursday, April 16, 1998 at Quality Catering Party Center located at 9200 Pearl Road, Strongsville, Ohio. The attached Notice of Annual Meeting of Shareholders and Proxy Statement discuss the business to be conducted at the Meeting. In addition to the specific matters to be acted upon, the Meeting will include management's report to you on the 1997 financial and operating performance of Emerald and its subsidiary, The Strongsville Savings Bank.

                 Your vote is very important, regardless of the number of shares you own. PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE so that your shares can be voted at the Meeting in accordance with your instructions. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Meeting. Thank you for your consideration of this matter and please vote today.

                 A copy of the Annual Report for the year ended December 31,
            1997 is enclosed.

                                             Very truly yours,

                                             EMERALD FINANCIAL CORP.

                                           /s/ Thomas P. Perciak

                                             Thomas P. Perciak

                                             President and Chief Executive
                                           Officer

                            EMERALD FINANCIAL CORP.
                                14092 PEARL ROAD
                            STRONGSVILLE, OHIO 44136
                                 (440) 238-7311

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 16, 1998

     Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Emerald Financial Corp. ("Emerald" or the "Company") will be held at 10:30 a.m. on April 16, 1998 at Quality Catering Party Center, 9200 Pearl Road, Strongsville, Ohio.

     A proxy card and a Proxy Statement for the Meeting are enclosed. The purpose of the Meeting is to consider and act upon:

     1. election of three directors for three-year terms expiring in the year 2001;

     2. a proposal to amend the Amended and Restated Articles of Incorporation of the Company in order to increase authorized shares of Common Stock, without par value, from 10,000,000 to 20,000,000 shares;

     3. a proposal to adopt the 1998 Stock Option and Incentive Plan;

     4. ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1998; and

     5. such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. As used herein, references to the Meeting shall be deemed to include the Meeting and any adjournments or postponements thereof. Shareholders of record at the close of business on March 6, 1998 are the shareholders entitled to receive notice of and to vote at the Meeting.

     You are requested to complete and sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and to return it promptly in the postage-paid return envelope provided. Please sign your name on the proxy exactly as indicated thereon.

                                            By Order of the Board of Directors

                                          /s/ PAULA M DEWEY
                                            Paula M. Dewey

                                            Secretary

Strongsville, Ohio
March 20, 1998

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                PROXY STATEMENT

                            EMERALD FINANCIAL CORP.
                                14092 PEARL ROAD
                            STRONGSVILLE, OHIO 44136

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 16, 1998

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Emerald Financial Corp. ("Emerald" or the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held at 10:30 a.m. on Thursday, April 16, 1998, and at any adjournments or postponements thereof (the "Meeting"). The Meeting will be held at Quality Catering Party Center, 9200 Pearl Road, Strongsville, Ohio. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to shareholders on or about March 20, 1998.

     At the Meeting, shareholders of Emerald will be asked to consider and vote upon election of three directors for a three-year term; adoption of the 1998 Stock Option and Incentive Plan; amendment of the Company's Amended and Restated Articles of Incorporation in order to increase authorized shares of common stock, without par value, from 10,000,000 to 20,000,000 shares; ratification of the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1998; and the transaction of such other business as may properly come before the Meeting or any adjournments thereof. The Company is not aware of any other business to come before the Meeting.

                      VOTING RIGHTS AND PROXY INFORMATION

     All shares of Emerald's common stock, no par value (the "Stock" or "Emerald Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will, unless revoked, be voted for election of the nominees for directors named herein and for each of the other matters presented herein.

     Proxies solicited hereby may be used at the Meeting only and will not be used for any other meeting. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by (i) attending the Meeting and voting in person (although attendance at the Meeting will not constitute revocation of a proxy), (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, (iii) filing with the Secretary at or before the Meeting a written notice of revocation. Any written notice revoking a proxy should be delivered to Paula M. Dewey, Secretary, Emerald Financial Corp., P. O. Box 360515, Strongsville, Ohio 44136-0009.

     A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 1997 accompanies this Proxy Statement. Such Annual Report to Shareholders is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

VOTE REQUIRED FOR APPROVAL

     A plurality of the votes cast is sufficient to elect directors, meaning that the nominees receiving the greatest number of votes will be elected as directors. Approval of the 1998 Stock Option and Incentive Plan requires a majority of the voting power of Emerald Stock. Approval of amendment of the Company's Amended and Restated Articles of Incorporation requires two thirds of the voting power of Emerald Stock. Broker non-votes and abstentions will have no effect on the election of directors. With respect to the proposals to approve the 1998 Stock Option and Incentive Plan and to approve amendment of the Amended and Restated Articles of Incorporation, broker non-votes and abstentions will have the same effect as votes against those proposals. Proxies marked as abstaining will be treated as present at the Meeting but will not be counted as voting in favor of such proposal. Broker non-votes will have no effect on whether a quorum is present at the Meeting, because the Company's Code of Regulations provides that shareholders present in person or by proxy at a meeting shall constitute a quorum.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Shareholders of record as of the close of business on March 6, 1998 are entitled to notice of and to vote at the Meeting. Shareholders are entitled to one vote for each share held. As of January 31, 1998, there were 5,075,600 shares of Emerald Stock issued and outstanding.

     The following table sets forth certain information as to those persons who were known by management to be beneficial owners of more than five percent of Emerald Stock outstanding and as to the shares of Emerald Stock beneficially owned by all executive officers and directors of Emerald as a group. Information in the table below is as of January 31, 1998.

              NAME AND ADDRESS
            OF BENEFICIAL OWNER               SHARES BENEFICIALLY OWNED   PERCENT OF CLASS
            -------------------               -------------------------   ----------------
Joan M. Dzurilla                                     1,246,670(1)              24.54%
14092 Pearl Road
Strongsville, OH 44136
All directors and executive                          1,920,621(2)              35.54%
officers as a group (12 persons)

---------------

(1) Mrs. Dzurilla holds 88,070 shares through the Joan M. Dzurilla Charitable Remainder Trust of which she is the settlor and sole trustee. A charitable organization is the sole beneficiary of the trust.

(2) This amount includes shares held directly as well as shares held in retirement accounts, in a fiduciary capacity or by certain family members, over which shares the respective directors and officers may be deemed to have sole voting and investment power. Also includes shares owned by all executive officers, including those executive officers identified in the summary compensation table. See, "Executive Compensation." Mr. William A. Harr, Jr., who is identified in that table, beneficially owns directly or indirectly 44,429 shares, including 43,000 shares that may be acquired upon exercise of options. Includes an aggregate of 332,000 shares directors and executive officers have the right to acquire pursuant to options granted under The Strongsville Savings Bank 1994 Long-Term Incentive Plan. In connection with the holding company reorganization of The Strongsville Savings Bank that was completed on March 6, 1997, Emerald assumed the obligations under the 1994 Long-Term Incentive Plan and adopted the 1994 Long-Term Incentive Plan. Accordingly, options issued under the 1994 Long-Term Incentive Plan to acquire stock of The Strongsville Savings Bank have become options to acquire a like number of shares of Emerald Stock, exercisable on the same terms and conditions. Does not include shares as to which the respective directors and executive officers have disclaimed beneficial ownership.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Board of Directors currently consists of nine members. The Board of Directors is divided into three classes, each of which contains three members. The directors are elected by the shareholders to serve for three-year terms or until their successors are elected and qualified.

     The following table sets forth certain information, as of December 31, 1997, regarding the composition of the Board of Directors of Emerald, including term of office and the security ownership of the directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Meeting FOR the election of the following nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason any nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

     All of the individuals identified in the table below have been directors of Emerald since its inception in 1996. The table indicates, among other things, the period during which they have been directors also of Emerald's subsidiary, The Strongsville Savings Bank. At the present time, the Boards of Directors of Emerald and The Strongsville Savings Bank are comprised of the same individuals, serving identical terms as directors of each company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES

                                     DIRECTOR   EXPIRATION    AMOUNT AND NATURE(1)     PERCENT OF (2)
DIRECTOR'S NAME AND POSITION  AGE     SINCE      OF TERM     OF BENEFICIAL OWNERSHIP   SHARE OWNERSHIP
----------------------------  ----   --------   ----------   -----------------------   ---------------
                                               NOMINEES
William A. Fraunfelder, Jr.   54      1989       2001                   20,563(3)             (4)
Glenn W. Goist                57      1990       2001                   23,075                (4)
John F. Ziegler               45      1987       2001                  126,062(5)            2.45%
Executive Vice President and
Chief Financial Officer
                                         CONTINUING DIRECTORS
George P. Bohnert             57      1993       1999                    8,700                (4)
Joan M. Dzurilla              71      1985       2000                1,246,670(6)           24.54%
Mike Kalinich, Sr.            67      1967       2000                   52,800               1.04%
Chairman of the Board
Thomas P. Perciak             50      1982       2000                  221,902(7)            4.28%
President and Chief
Executive Officer
Kenneth J. Piechowski         49      1996       1999                    8,400                (4)
John J. Plucinsky             70      1978       1999                  109,857               2.16%

---------------

(1) All shares, except as may be noted herein, are owned directly or indirectly by the named individuals or by their spouses and minor children, over which shares the named individuals effectively exercise voting and investment power. Includes shares exercisable under stock option grants pursuant to the 1994 Long-Term Incentive Plan.

(2) The percentage ownership figures are inclusive of shares underlying unexercised stock options. Each non-executive officer director holds a stock option to acquire 8,000 shares. Messrs. Perciak and Ziegler hold stock options to acquire 107,000 and 78,000 shares, respectively, and three other executive officers hold stock options that in the aggregate permit them to acquire 91,000 shares.

(3) Not shown are 1,900 shares owned by William A. Fraunfelder's wife, Barbara Fraunfelder, as to which shares Mr. Fraunfelder disclaims beneficial ownership.

(4) Less than one percent (1%) of the outstanding Stock.

(5) Of these shares, 8,500 represent shares Mr. Ziegler holds as custodian for his minor children. Not shown are 8,000 shares Mr. Ziegler owns jointly with his mother, as to which shares he disclaims beneficial ownership.

(6) Mrs. Dzurilla holds 88,070 shares through the Joan M. Dzurilla Charitable Remainder Trust of which she is the settlor and sole trustee. A charitable organization is the sole beneficiary of this trust.

(7) Mr. Perciak holds 113,400 shares through a trust of which he and his wife, Deborah A. Perciak, a Vice President of The Strongsville Savings Bank, are co-trustees with shared voting and investment power. Not shown are 18,400 shares held jointly by Mrs. Perciak and her parents, as to which shares Mr. and Mrs. Perciak disclaim beneficial ownership. Mr. Perciak also disclaims beneficial ownership of 6,000 shares not shown herein, and held jointly with his father, Walter J. Perciak, Sr. The shares reported do not include

    24,000 stock option shares and 620 shares held by Mr. Perciak's spouse, as to which shares Mr. Perciak disclaims beneficial ownership.

     Thomas P. Perciak has been President and Chief Executive Officer of The Strongsville Savings Bank since January 1985, and President and Chief Executive Officer of Emerald since its inception in 1996. He has been Managing Officer of The Strongsville Savings Bank since April 1979. Mr. Perciak is also active in community organizations and serves on the Board of Trustees of the following organizations: The Strongsville Chamber of Commerce, Advisory Board of St. Andrew's Abbey and Southwest Community Health Center Foundation Board. Mr. Perciak serves as the Chairman of the Southwest Health Center Foundation Board.

     John F. Ziegler was first employed by The Strongsville Savings Bank in 1975, became the Treasurer in 1983 and has served as Vice President for the last ten (10) years. Since January, 1992, Mr. Ziegler has served as Chief Financial Officer, and he has served as Executive Vice President and Chief Financial Officer of Emerald since its inception in 1996.

     George P. Bohnert, Jr. is a certified public accountant who practiced with his own firm from 1992 until February 1996. From February 1996 to the present, Mr. Bohnert has been a partner in Foerster & Bohnert, Ltd. From 1978 until 1992, Mr. Bohnert was a partner with a regional accounting firm, Hausser & Taylor, where his practice concentrated on savings and loan association audits.

     Joan M. Dzurilla served as Vice President of The Strongsville Savings Bank from 1989 through February 9, 1994. Prior to that, Mrs. Dzurilla, who is a registered nurse, was a housewife for over 30 years and raised a family.

     William A. Fraunfelder, Jr., a lawyer, has served as a Referee in the Juvenile Division of the Cuyahoga Court of Common Pleas for 29 years.

     Glenn W. Goist, D.D.S. has been a practicing dentist for over 25 years. Dr. Goist maintains a private dental practice in Berea.

     Mike Kalinich, Sr. has been President of the Kalinich Fence Company, Inc. for over 30 years and is active in numerous community organizations. Mr. Kalinich has been Chairman of the Board from 1991 through the present. He serves as a Director of Southwest Community Health Center, Middleburg Heights, Ohio, and serves as a Trustee Emeritus of the Strongsville Chamber of Commerce.

     Kenneth J. Piechowski is Director of the Diaconate of the Diocese of Cleveland. Mr. Piechowski has been employed full time by the Diocese since 1988. Prior to joining the Diocese full time, Mr. Piechowski worked for approximately eighteen years with nationally recognized insurance companies.

     John J. Plucinsky, M.D. has been a doctor of internal medicine with a specialty in hematology and oncology for over 30 years.

COMMITTEES OF THE BOARD OF DIRECTORS AND BOARD ATTENDANCE

     The Board of Directors, which is responsible for the overall affairs of the Company, conducts its business through regular and special meetings and through meetings and activities of its committees. All committees report their activities to the Board monthly.

     The Board of Directors of Emerald is comprised of the same people who currently constitute the Board of Directors of The Strongsville Savings Bank. The holding company reorganization of The Strongsville Savings Bank became effective on March 6, 1997. Beginning in 1997, the Board of Directors of Emerald and the Audit Committee of Emerald performs the functions of nominating and audit committees, respectively. The Wage and Salary Committee of The Strongsville Savings Bank's Board of Directors acts as compensation committee.

     The Board of Directors met thirteen times during the fiscal year ended December 31, 1997. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors (of The Strongsville Savings Bank or Emerald) held during the last fiscal year and the total number of meetings held by all committees of the Board of Directors on which he or she served during such year.

     The Board of Directors acts as a nominating committee for selecting nominees for election as directors. Pursuant to the Company's Code of Regulations, nominations may also be made by shareholders. Shareholder nominations for directors must be made in writing and delivered to the Secretary of the Company at least sixty (60) days prior to the Company's annual meeting, and such written nominations of shareholders must contain certain information as provided in the Company's Code of Regulations. Any shareholder recommendation for director-nominee must contain background information concerning the recommended nominee, including name, age, business and home address, relationships with person making the recommendation, educational background, description of nominee's principal occupation and business experience for the last five years, directorships or trusteeships in public companies, the reasons the person is being recommended, and a statement that such person would consent to serve as director. The shareholder's notice of nomination must indicate the name and address of the shareholder and the number of shares of Stock beneficially owned by such shareholder on the date of such notice. Although the Board of Directors will consider nominees recommended by shareholders, the Company has not actively solicited nominations.

     The Audit Committee, which is comprised of Messrs. Bohnert, Goist and Fraunfelder, with Mr. Bohnert serving as Chairman, recommends the appointment of the Company's independent public accountants, reviews and approves the audit plan and fee estimate of the independent public accountants, appraises the effectiveness of the internal and external audit efforts, evaluates the adequacy and effectiveness of the Company's accounting policies and financial and accounting management, supervises the Company's Internal Auditor, and reviews and approves the annual financial statements. The Audit Committee met four times during 1997.

     The Wage and Salary Committee, which is comprised of Mr. Kalinich as Chairman and Mr. Perciak and Mrs. Dzurilla, reviews the performance of managers, employees and officers and recommends appropriate salaries, incentives and benefits. The Wage and Salary Committee does not determine the compensation and benefits paid to the senior executive officers. The compensation and benefits of the senior executive officers are determined by the full Board of Directors, with the two most senior executive officers excusing themselves from the deliberations and voting upon their compensation and benefits. The Wage and Salary Committee met twice during 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, the Wage and Salary Committee of The Strongsville Savings Bank's Board of Directors consisted of Messrs. Kalinich and Perciak and Mrs. Dzurilla. Mr. Perciak is President and Chief Executive Officer of Emerald. Mr. Kalinich served as Vice President from 1980 through 1991. Mr. Kalinich's position of Vice President was an officer position in name only, without operational authority. It was a tradition of the savings and loan industry of that era to title senior board members as officers. Mrs. Dzurilla served as Vice President from 1989 until her resignation on February 9, 1994. Neither Mr. Kalinich nor Mrs. Dzurilla is an officer of Emerald or The Strongsville Savings Bank.

DIRECTORS' COMPENSATION

     As compensation for services rendered as a director, each director other than Messrs. Perciak and Ziegler received $600 for attendance at Board of Directors' meetings held January through April 1997 and $650 for attendance at Board meetings held subsequent to April 1997. Mr. Kalinich received additional compensation as Chairman of the Board totaling $20,000 during 1997. Directors who serve on committees, including the Executive Committee, the Wage and Salary Committee and the Audit Committee, received fees of $300 for attendance at each committee meeting during the fiscal year ended December 31, 1997.

     The foregoing compensation of directors has been paid to directors for their service on the Board of Directors of The Strongsville Savings Bank, and committees thereof. Since the formation of Emerald, none of its executive officers or directors has received any remuneration from Emerald, except the directors who serve on Emerald's Option Committee receive fees for attendance at Option Committee meetings. Because Emerald's business principally consists and is expected to consist for the foreseeable future of acting as holding company for The Strongsville Savings Bank, it is expected that no separate compensation will be paid to officers of Emerald in addition to that paid to them by The Strongsville Savings Bank. However, Emerald may determine that separate compensation is appropriate in the future. At the present time, Emerald does not intend to employ any persons other than its present management.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by The Strongsville Savings Bank for services rendered in all capacities for the fiscal years ended December 31, 1997, 1996 and 1995 to its three most highly compensated executive officers, including its chief executive officer, with total cash compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                                   ---------------------------------
                                     ANNUAL COMPENSATION                   AWARDS            PAYOUTS
                              ----------------------------------   -----------------------   -------
                                                        ($)           ($)          (#)
                                                       OTHER       RESTRICTED   SECURITIES     ($)         ($)
      NAME AND                ($)(1)      ($)          ANNUAL        STOCK      UNDERLYING    LTIP      ALL OTHER
 PRINCIPAL POSITION    YEAR   SALARY     BONUS      COMPENSATION     AWARDS      OPTIONS     PAYOUTS   COMPENSATION
 ------------------    ----   -------   --------    ------------   ----------   ----------   -------   ------------
Thomas P. Perciak      1997   199,200    103,431(2)   (3)              0         7,000          0          35,268(4)
President and Chief    1996   191,500    101,274      (3)              0           0            0          12,155
Executive Officer      1995   183,200    100,055      (3)              0           0            0          15,710
John F. Ziegler        1997   130,900     67,967(2)   (3)              0         6,000          0          20,450(4)
Executive Vice         1996   125,800     66,529      (3)              0           0            0          15,081
President and Chief    1995   120,300     65,702      (3)              0           0            0          18,473
Financial Officer
William J. Harr, Jr.   1997    88,400     27,524(2)   (3)              0         3,000          0          10,112(4)
Vice President         1996    85,000     23,804      (3)              0           0            0           9,461
                       1995    72,060     29,308      (3)              0           0            0          11,413

---------------

(1) Includes amounts deferred at the election of the named executive officers pursuant to The Strongsville Savings Bank's 401(k) plan.

(2) The Strongsville Savings Bank gave a 1997 Christmas bonus to each employee, including the three officers named in the Summary Compensation Table. The Christmas bonus of each of Messrs. Perciak, Ziegler and Harr was $3,831, $2,517 and $1,700, respectively. These amounts are included in the bonus figures in the table. In addition, Mr. Harr earned a bonus of $10,824 in 1997 under The Strongsville Savings Bank's incentive compensation plan for loan officers, which bonus is also included in his total bonus amount shown in the table. Mr. Harr was also awarded a year-end merit bonus of $15,000. The bonus amounts reported are earned in the fiscal year noted even though such amounts may be payable in subsequent years.

(3) Perquisites and other personal benefits would be included herein only to the extent that the aggregate perquisites and personal benefits for each named executive officer exceed the lesser of $50,000 or ten percent (10%) of a named executive officer's salary and bonus.

(4) Includes (i) the dollar amount of contributions by The Strongsville Savings Bank to vested and unvested accounts under The Strongsville Savings Bank's trusteed profit-sharing retirement plan and 401(k) Plan and (ii) the current dollar value of the benefit realized or realizable by reason of The Strongsville Savings Bank's payment of the premiums on split-dollar life insurance policies. The dollar value of such benefit is calculated on an actuarial basis for the period between payment of the premium by The Strongsville Savings Bank and the anticipated date of repayment to The Strongsville Savings Bank of premiums previously paid for the split-dollar life insurance policies. For Mr. Perciak, $10,148 and $5,700 represent amounts contributed by The Strongsville Savings Bank during 1997 on his behalf under the profit-sharing and 401(k) plans, respectively. For Mr. Ziegler, $10,148 and $5,700 represent amounts contributed by the Bank during 1997 on his behalf under the Bank's profit-sharing and 401(k) plans, respectively. For Mr. Harr, $6,634 and $3,478 represent amounts contributed by the Bank during 1997 on his behalf under the Bank's profit-sharing and 401(k) plans, respectively. The current dollar value of the benefit to Messrs. Perciak and Ziegler of the split-dollar life insurance premiums paid in 1997 is $19,419.94 and $4,601.51, respectively.

STOCK OPTIONS

     The following table sets forth information relating to options granted during fiscal year 1997 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED
                                                                                ANNUAL RATES OF STOCK
                                                                                PRICE APPRECIATION FOR
                              INDIVIDUAL GRANTS                                     OPTION TERM(1)
-----------------------------------------------------------------------------   ----------------------
                          NUMBER OF    % OF TOTAL
                          SECURITIES    OPTIONS
                          UNDERLYING   GRANTED TO
                           OPTIONS     EMPLOYEES    EXERCISE OR
                           GRANTED     IN FISCAL     BASE PRICE    EXPIRATION
          NAME               (#)          YEAR     ($ / SHARE)(2)     DATE         5%          10%
          ----            ----------   ----------  --------------  ----------   ---------   ----------
Thomas P. Perciak           7,000        9.46%        $14.25       5/30/2007     $62,732     $158,976
John F. Ziegler             6,000        8.11%        $14.25       5/30/2007     $53,771     $136,265
William J. Harr             3,000        4.05%        $14.25       5/30/2007     $26,885     $ 68,132

---------------

(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not an estimate or projection of future prices for Emerald's Stock.

(2) The option exercise price equaled the average of the bid and asked prices of a share of Emerald's Stock on the date of grant.

     The following table sets forth information concerning the number and value of unexercised stock options held by the named executive officers at December 31, 1997. These options expire ten years from the date of grant and have exercise prices per share equal to the average of the closing bid and asked prices of the Stock on the date of grant. The options were granted pursuant to the 1994 Long-Term Incentive Plan of The Strongsville Savings Bank, which plan was adopted and assumed by the Company in connection with the March 6, 1997 holding company reorganization of The Strongsville Savings Bank.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS AT FISCAL     IN-THE-MONEY OPTIONS AT
                                                              YEAR END (#)              FISCAL YEAR END ($)(1)
                       SHARES ACQUIRED     VALUE      -----------------------------   ---------------------------
        NAME           ON EXERCISE (#)  REALIZED ($)  EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
        ----           ---------------  ------------  ------------   --------------   -----------   -------------
Thomas P. Perciak             0              0          100,000          7,000        $1,087,500       $40,250
John F. Ziegler               0              0           72,000          6.000        $  783,000       $34,500
William J. Harr, Jr.          0              0           40,000          3,000        $  435,000       $17,250

---------------

(1) Represents the aggregate market value of stock options to purchase shares of stock (market price less the exercise price of $9.125 and $14.25 per share), awarded the named executive officers, based upon the fair market value of $20.00 per share on December 31, 1997.

PENSION AND RETIREMENT PLAN INFORMATION

     Neither Emerald nor The Strongsville Savings Bank has a retirement plan for officers or employees that would provide defined benefits based upon salary, years of service or other measures. Instead, The Strongsville Savings Bank has implemented a profit-sharing plan under which The Strongsville Savings Bank may make entirely discretionary cash contributions. The Strongsville Savings Bank also has implemented a 401(k) Plan whereby matching contributions will be made for each participating officer or employee who elects to defer a portion of his or her salary pursuant to the 401(k) Plan. The amount of salary that may be deferred by any individual and the amount (and vesting) of the matching contributions are subject to certain limitations (matching contributions of up to 60% of the deferral, subject to maximum matching contribution amount; no matching contributions for deferral in excess of 5% of salary; incremental vesting of the matching contribution over a period of six years).

     Recognizing the importance of building and retaining a competent management team, effective January 1, 1995 The Strongsville Savings Bank entered into Executive Supplemental Benefit Agreements with six of its officers, including the three executive officers identified in the Summary Compensation Table (collectively, the "Agreements" and individually as to each covered executive, the "Agreement"). The Executive Supplemental Benefit Agreements were adopted following Board review of a comprehensive compensation study presented by KPMG Peat Marwick LLP as compensation consultants. Similar agreements with three additional officers were entered into in 1996.

     The Executive Supplemental Benefit Agreements provide for payments in the event of retirement, death, disability or a change in control. Under the terms of each agreement, different death, disability and postemployment/retirement benefits are provided to each covered employee. By defining the amounts each executive will receive upon formal retirement, each executive has been given what the Board believes to be a reasonable incentive to remain with The Strongsville Savings Bank until retirement. If, however, the executive's employment is terminated for cause or the executive voluntarily resigns (other than for "good reason," as defined below) following a change in control, The Strongsville Savings Bank would be released from all payment obligations to the executive.

     Messrs. Perciak, Ziegler and Harr's Executive Supplemental Benefit Agreements provide for payment of an annual benefit upon their retirement. "Retirement Date" is defined in the Agreements to mean the first day of the month following the executive officer's 65th birthday on which he or she elects to retire (or an early retirement date that may be agreed to by the Board of Directors). Mr. Perciak's Executive Supplemental Benefit Agreement provides for annual payment for twenty years of $134,693 following retirement (assuming full vesting). The retirement benefit vests ratably each year, becoming fully vested at age 65 or, if sooner, (i) upon death or permanent disability or (ii) upon a change in control of Emerald. Rather than receiving annual payment, Mr. Perciak may petition the Board of Directors or the appropriate committee thereof for payment of the entire retirement benefit in one lump sum (discounted to the present value at that time, using a 6% discount rate). The benefit payable in the event of a change in control would also be paid in a lump sum, similarly discounted to present value. Likewise, under the Executive Supplemental Benefit Agreement Mr. Perciak may petition for full vesting of his benefits if he chooses to retire before reaching age 65. The annual retirement benefit paid under Mr. Ziegler's Executive Supplemental Benefit Agreement will be $25,647. Mr. Harr would be entitled to $23,585 annually for 20 years.

     The disability payments provided under the Agreements are as follows for each of the named executive officers: $65,635 annually in the event of total disability prior to retirement, until age 65, for Mr. Perciak; $10,239 annually in the event of total disability prior to retirement, until age 65, for Mr. Ziegler; and $5,717 annually in the event of total disability prior to retirement, until age 65, for Mr. Harr. Annual disability benefits payable under the Agreements would be payable in monthly installments.

     Under the Executive Supplemental Benefit Agreements, a payment in respect of a change in control would be made if the executive officer is involuntarily terminated (except for cause) or voluntarily terminates his or her employment for "good reason." In general terms, "good reason" is defined to include a change in the executive officer's status, title or responsibilities that does not represent a promotion, a reduction in base salary, certain relocations or a material reduction in benefits. Following the 1997 holding company reorganization of The Strongsville Savings Bank, the Executive Supplemental Benefit Agreements' definition of "change in control" was amended. As amended, a "change in control" includes the following circumstances:

     (i) the acquisition by a person or persons acting in concert of the power to vote twenty five percent (25%) or more of a class of Emerald's voting securities, or the acquisition by a person of the power to direct

         Emerald's management or policies, if the Board of Directors or the Office of Thrift Supervision has made a determination that such acquisition constitutes or will constitute an acquisition of control for the purposes of the Savings and Loan Holding Company Act or the Change in Bank Control Act and the regulations thereunder;

     (ii) during any period of two (2) consecutive years, individuals who at the beginning of the two-year period constitute the Board of Directors of The Strongsville Savings Bank or Emerald cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of the two-year period has been approved in advance by directors representing at least two thirds (2/3) of the directors then in office who were directors in office at the beginning of the period;

     (iii) Emerald shall have merged into or consolidated with another corporation, or merged another corporation into Emerald, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of Emerald prior to such merger or consolidation; or

     (iv) Emerald shall have sold substantially all of its assets to another person. The term "person" refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

     In the event of a change in control in 1998 and involuntary termination (except for cause) or voluntary termination for good reason within six months thereafter, the benefit payable to Mr. Perciak would be $259,447, increasing in amount for a change in control occurring in a subsequent year (from $335,939 in 1999 to $1,782,670 in 2012). For Mr. Ziegler, the benefit payable under similar circumstances would be $36,699 in the event of a change in control in 1998 and involuntary termination (except for cause) or voluntary termination for good reason within six months thereafter, increasing in amount for a change in control occurring in a subsequent year (from $48,875 in 1999 to $453,788 in 2017). Lastly, for Mr. Harr the benefit payable would be $19,022, increasing in amount for a change in control occurring in a subsequent year (from $26,498 in 1999 to $625,710 in 2027). Under the Executive Supplemental Benefit Agreements, the change-in-control benefit payment would be made in one lump sum for each affected officer.

     The Strongsville Savings Bank has obtained life insurance policies whose benefits, payable to The Strongsville Savings Bank as beneficiary, would be sufficient to satisfy the obligations of The Strongsville Savings Bank and Emerald under the Executive Supplemental Benefit Agreements. The Strongsville Savings Bank is the sole owner of and beneficiary under the life insurance policies, except that Messrs. Perciak and Ziegler are the owners of the split-dollar life insurance policies discussed in "--Employment Agreements." Notwithstanding that benefits payable under the Executive Supplemental Benefit Agreements will be paid in the future, the estimated present value of future benefits is being accrued over the period from the effective date of the agreements until the expected retirement dates of the participants. The insurance premium expense under the life insurance policies purchased to fund contractual obligations to Messrs. Perciak, Ziegler and Harr in 1997, and their approximate cash surrender value to The Strongsville Savings Bank, are an aggregate of $90,439 and $235,201, respectively. See, "--Employment Agreements" for a discussion of amendments adopted in 1997 to the employment agreements of Messrs. Perciak and Ziegler.

BOARD REPORT ON EXECUTIVE COMPENSATION

     The full Board determines the executive compensation to be paid to the two most senior executive officers, Messrs. Perciak and Ziegler. Mr. Perciak and Mr. Ziegler are excluded from discussion and board deliberation regarding compensation paid to them as officers.

     For other than the senior executive officers, the function of administering executive compensation policies is currently performed by the Wage and Salary Committee. In this process, officers are evaluated as to their performance during the year compared to The Strongsville Savings Bank's performance, thrift industry compensation surveys and comparable positions at other thrift institutions. In future years, it is expected that the Wage and Salary Committee will continue to perform the functions it performs currently. The Strongsville Savings Bank is, and for the foreseeable future will be, Emerald's sole operating subsidiary. The members and terms of the members of the Boards of Directors of each of Emerald and The Strongsville Savings Bank are, and for the foreseeable future will be, identical.

     Because the Board views Messrs. Perciak and Ziegler as having the greatest impact on corporate performance, the Board members have established a compensation philosophy of providing base pay and incentive compensation for the top two executive officers reflective of The Strongsville Savings Bank's financial performance compared to situated thrifts. For individuals other than Messrs. Perciak and Ziegler, the Board's Wage and Salary Committee seeks to establish executive officer base salaries at a level commensurate with corporate performance, peer group competitors and the individual officers' performance. The Board and the Wage and Salary Committee continue to review all elements of executive compensation in order to ensure that the total compensation program, and each compensation element, meets Emerald's and The Strongsville Savings Bank's business objectives and philosophy.

     As a general rule, it has been the Board of Directors' and the Committee's policy to take into account tax and financial accounting considerations in connection with the granting of options or other forms of grants and awards under The Strongsville Savings Bank 1994 Long-Term Incentive Plan. Assuming shareholders approve the 1998 Stock Option and Incentive Plan, it will continue to be the Board of Directors' and the Committee's policy to take into account tax and financial accounting considerations in connection with the granting of options and awards. Accordingly, the Board of Directors through its Option Committee (in the case of stock option grants and other awards to executive officers) does not expect that grants or awards will be made that would exceed the limit on deductibility established by the Omnibus Budget Reconciliation Act of 1993 ("OBRA"). In 1993, OBRA added Section 162(m) to the Internal Revenue Code, the effect of which is generally to eliminate the deductibility of compensation over $1 million paid to certain highly compensated executive officers of publicly held corporations, such as the executive officers identified in the "Summary Compensation Table." Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Although the Board and Committee reserve the right to make grants and awards under the 1994 Long-Term Incentive Plan and the 1998 Stock Option and Incentive Plan under circumstances in which the compensation component thereof would not be fully deductible for federal income tax purposes, it is not currently expected that they would do so.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Perciak received an increase in base salary for 1997 of $7,700, or approximately 4.0%. This increase in base salary represents a similar percentage increase as received by employees during 1997. While the Board generally takes into consideration the overall performance of The Strongsville Savings Bank, the Board does not use any specific measures or weighting of that performance in establishing Mr. Perciak's base salary. Mr. Perciak's compensation package is formalized in an employment agreement. See, "Employment Agreements." Mr. Perciak and Executive Vice President Ziegler are eligible to receive 50% of base salary in annual bonus under the terms of their employment contracts. Mr. Perciak earned incentive compensation in fiscal year 1997 for the maximum amount possible under his employment contract.

     In reviewing Mr. Perciak's performance as President and Chief Executive Officer and the justification for renewal of his employment contract for an additional year, the directors favorably considered Mr. Perciak's performance relative to the following factors: the increase in fee income, the growth in deposits, loans and profitability attributable to The Strongsville Savings Bank's corporate performance (return on assets and return on equity), the volume of residential acquisition and development lending attributable to Mr. Perciak, the market share performance of The Strongsville Savings Bank and The Strongsville Savings Bank's compliance with safe and sound banking principles and Community Reinvestment Act/consumer regulation requirements. At its December 17, 1997 meeting, the Board determined that each of Messrs. Perciak and Ziegler had met the requirements and standards of the Board for executive officer performance, and therefore their employment contracts were renewed for one additional year.

     The report of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Exchange Act of 1934, except to the extent that Emerald specifically incorporates this information by reference, and shall not otherwise be deemed filed under such act.

    Submitted by the Board of Directors of The Strongsville Savings Bank:

     Thomas P. Perciak, John F. Ziegler, George P. Bohnert, Jr., Joan M. Dzurilla, William A. Fraunfelder, Jr., Glenn W. Goist, Mike Kalinich, Sr., Kenneth J. Piechowski and John J. Plucinsky

     PERFORMANCE GRAPH

     The stock of The Strongsville Savings Bank began trading publicly on October 5, 1993, having been sold in an initial public offering at the price of $6.50 per share (adjusted for subsequent stock splits). Effective March 6, 1997, each share of The Strongsville Savings Bank capital stock was converted into one share of Emerald Stock, and The Strongsville Savings Bank became a wholly owned subsidiary of Emerald. Emerald Stock was approved for designation as a Nasdaq National Market security on March 6, 1997.

     The following graph compares the cumulative total shareholder return on Emerald Stock to the cumulative total return of (i) a broad index of the National Association of Securities Dealers, Inc. Automated Quotations ("Nasdaq") System and (ii) the MG Savings and Loan Index, which is comprised of 386 publicly traded savings associations and thrift holding companies. The graph compares cumulative total shareholder return for the period commencing October 5, 1993 and ending December 31, 1997, assuming that $100 was invested on October 5, 1993 and that all dividends were reinvested.

                   COMPARISON OF THE CUMULATIVE TOTAL RETURN
                         AMONG EMERALD FINANCIAL CORP.
                     MG S&L INDEX, AND NASDAQ MARKET INDEX

                               PERFORMANCE GRAPH

                                       10/5/93        12/31/93        12/31/94        12/31/95        12/31/96        12/31/97
                                    -------------   -------------   -------------   -------------   -------------   -------------
Emerald Financial                      $100.00         $134.34         $141.60         $156.87         $185.17         $371.98
NASDAQ                                 $100.00         $100.23         $105.23         $136.50         $169.62         $207.48
MG S&L Peer Group                      $100.00         $ 97.09         $ 93.00         $147.31         $192.25         $323.24

     This stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Exchange Act of 1934, except to the extent Emerald specifically incorporates this information by reference, and shall not otherwise be deemed filed under such act.

EMPLOYMENT AGREEMENTS

     Each of Mr. Perciak and Mr. Ziegler serves pursuant to an employment agreement with The Strongsville Savings Bank. The employment agreements provide for three-year terms, renewed and extended at each anniversary date for an additional year upon a determination and resolution of the Board that the performance of the executive has met the requirements and standards of the Board. The effect of the annual renewal and extension is that each contract then has a new three-year term. Each contract was renewed for an additional year by Board action on December 17, 1997.

     Under the terms of his employment agreement, Mr. Perciak currently receives a base salary of $219,200 per year, subject to annual adjustment by the Board of Directors and annual incentive compensation of 2.5% of Emerald's pre-tax profits (up to 50% of Mr. Perciak's base salary). In the event that (i) Mr. Perciak is involuntarily terminated (other than for cause) within six months following a change in control of Emerald or (ii) Mr. Perciak voluntarily terminates his employment for good reason within six months after a change in control of Emerald, Mr. Perciak will receive his base salary for the remaining term of the agreement. For purposes of the change-in-control features of Mr. Perciak's employment agreement, "change in control" is defined in the same fashion as "change in control" for purposes of the Executive Supplemental Benefit Agreements. See, "--Pension and Retirement Plan Information."

     Until it was amended in July 1997, Mr. Perciak's employment agreement had provided for an "equity appreciation bonus." Had it become payable to Mr. Perciak, the equity appreciation bonus would have been an amount equal to ten percent of the increase in The Strongsville Savings Bank's value, calculated as the difference between The Strongsville Savings Bank's tangible book value as of December 31, 1987 and the lesser of (i) the price paid in any acquisition of The Strongsville Savings Bank or (ii) The Strongsville Savings Bank's tangible book value as of December 31, 1992 (exclusive of capital raised from a Fall 1990 private stock offering). Ten percent of the increase in The Strongsville Savings Bank's value between December 31, 1987 and tangible book value as of December 31, 1992 is approximately $1,187,512. Prior to its elimination altogether in July 1997, the equity appreciation bonus had previously been capped such that equity appreciation occurring after December 31, 1992 would not have entitled Mr. Perciak to any share of the subsequent increase in tangible net worth. Mr. Perciak would have been entitled to the equity appreciation bonus in the event of a change in control of Emerald even if he had retained his position.

     In the years since adoption of the equity appreciation bonus provisions of the employment agreement, numerous changes had occurred that, in the judgment of the Board of Directors, could have undermined in whole or in part the original intention of the equity appreciation bonus: to recognize the valuable contributions that Mr. Perciak had made over many years of service to The Strongsville Savings Bank and to create incentives for continued service to The Strongsville Savings Bank (and Emerald). Changes in tax laws applicable to employee benefit and executive compensation plans would have imposed significantly adverse tax consequences on Mr. Perciak and The Strongsville Savings Bank had the equity appreciation bonus been paid to Mr. Perciak as required by his employment agreement. Payments under the employment agreement in the event of a change in control of Emerald could have constituted an excess parachute payment under the Internal Revenue Code, resulting in the imposition of an excise tax on Mr. Perciak and denial of the deduction for such excess amounts to Emerald or The Strongsville Savings Bank.

     Additionally, the equity appreciation bonus feature of Mr. Perciak's employment agreement was created at a time when The Strongsville Savings Bank was a closely held private company, with little or no trading market for its stock. In the years since 1988, when the employment agreement was originally entered into, and 1997, when the equity appreciation bonus provisions of the employment agreement were eliminated by amendment of the agreement, The Strongsville Savings Bank had become a publicly traded company, with equity securities registered under the Securities Exchange Act of 1934 and traded on the Nasdaq SmallCap market. Additionally, The Strongsville Savings Bank completed its holding company reorganization on March 6, 1997, becoming a wholly owned subsidiary of Emerald, and Emerald Stock began trading on the Nasdaq National Market in 1997. With the passage of time and these intervening events and circumstances, the Board of Directors concluded that the equity appreciation bonus provisions of Mr. Perciak's employment agreement needed to be amended or replaced in their entirety. For these reasons, the equity appreciation bonus was eliminated in July 1997 by amendment of Mr. Perciak's employment agreement, following extensive discussions and consideration of a variety of alternative compensation plans.

     As a replacement for the equity appreciation bonus, Mr. Perciak agreed to a compensation arrangement having two principal features: (1) a split-dollar life insurance policy on the life of Mr. Perciak and (ii) an additional Executive Supplemental Benefit Agreement. See, "--Pension and Retirement Plan Information" above.

     Mr. Perciak's Executive Supplemental Benefit Agreement adopted in July 1997 provides for annual payment for twenty years following retirement (assuming full vesting) based on a July 1997 present value of $645,000 plus earnings or appreciation thereon. The retirement benefit vests ratably each year, becoming fully vested at age 65 or, if sooner, (i) upon death or permanent disability or
(ii) upon a change in control of Emerald. Rather than receiving annual payment, Mr. Perciak may petition the Board of Directors or the appropriate committee thereof for payment of the entire retirement benefit in one lump sum. The benefit payable in the event of a change in control would also be paid in a lump sum. Likewise, under the Executive Supplemental Benefit Agreement adopted in July 1997 Mr. Perciak may petition for full vesting of his benefits if he chooses to retire before reaching age 65.

     The other feature of the compensation plan Mr. Perciak agreed to as a replacement for the equity appreciation bonus is a split-dollar policy on Mr. Perciak's life with a net present value of $163,482. Mr. Perciak is the owner of such policy and he and his successors or assigns are entitled to exercise all rights thereunder. The policy has been collaterally assigned to The Strongsville Savings Bank. The purpose of the collateral assignment is to secure repayment to The Strongsville Savings Bank of premiums paid on the policy, which premiums will be repaid from proceeds of the policy upon his death or earlier termination of the policy.

     Under the terms of his employment agreement, Mr. Ziegler currently receives a base salary of $144,000 per year, subject to annual adjustment by the Board of Directors, and annual incentive compensation of 1% of Emerald's pre-tax profits (up to 50% of his base salary). Additionally, in the event Mr. Ziegler (i) is terminated at any time other than for cause, (ii) voluntarily terminates his employment for good reason within six months after a change in control (defined in the same manner as in Mr. Perciak's agreement) or (iii) is involuntarily terminated within six months following a change in control, Mr. Ziegler will receive his base salary for the remaining term of the agreement.

     In connection with the agreement between The Strongsville Savings Bank and Mr. Perciak to eliminate his equity appreciation bonus and replace it with an additional Executive Supplemental Benefit Agreement and split-dollar life insurance policy, a similar arrangement was made for Mr. Ziegler. The Board of Directors desired to recognize Mr. Ziegler as well for the value of contributions made over many years of service to The Strongsville Savings Bank. Mr. Ziegler has become the owner of a split-dollar policy on Mr. Ziegler's life with a net present value of $71,203 but otherwise having the same terms and conditions as the split-dollar policy owned by Mr. Perciak. Likewise, the Bank entered into a second Executive Supplemental Benefit Agreement with Mr. Ziegler. Mr. Ziegler's Executive Supplemental Benefit Agreement adopted in July 1997 provides for annual payment for twenty years following retirement (assuming full vesting) based on a July 1997 present value of $307,827 plus earnings or appreciation thereon. The retirement benefit vests ratably each year, becoming fully vested at age 65 or, if sooner, (i) upon death or permanent disability or
(ii) upon a change in control of Emerald. Rather than receiving annual payment, Mr. Ziegler may petition the Board of Directors or the appropriate committee thereof for payment of the entire retirement benefit in one lump sum. The benefit payable in the event of a change in control would also be paid in a lump sum. Likewise, under the Executive Supplemental Benefit Agreement adopted in July 1997 Mr. Ziegler may petition for full vesting of his benefits if he chooses to retire before reaching age 65.

     The Board of Directors concluded that the aggregate cost of and benefits payable under the additional Executive Supplemental Benefit Agreements of Messrs. Perciak and Ziegler and split-dollar life insurance policies are commensurate with the anticipated costs and benefits under the equity appreciation bonus that, together, they replaced. In the judgment of the Board of Directors, the foregoing compensation arrangements are more consistent with industry standards than the equity appreciation bonus and are in the best interests of The Strongsville Savings Bank and Emerald.

CHANGE-IN-CONTROL ARRANGEMENTS

     Severance Agreements

     The Strongsville Savings Bank entered into severance agreements in 1994 with four of its executive officers (including Mr. William J. Harr, Jr., an executive officer identified in the Summary Compensation Table), other than Messrs. Perciak and Ziegler. In addition, a similar severance agreement was entered into in July 1997 with three executive officers, including Ms. Deborah
A. Perciak, Vice President of The Strongsville Savings Bank and spouse of Emerald's and The Strongsville Savings Bank's President and Chief Executive Officer. Each severance agreement has a term of one year, renewable each year for an additional year upon a determination by the Board of Directors that the executive has met the performance standards and requirements of the Board. Each severance agreement terminates by its terms once the executive reaches the retirement age of 65.

     Each severance agreement provides that in the event of the involuntary termination of the executive (other than for cause), or the executive's voluntary termination for good reason, within six months after a change in control, the executive would receive a lump sum payment equal to the executive's annual base salary, plus the continuation of benefits until the earlier of the executive's employment by another employer or the expiration of twelve months from the executive's date of termination. In the event that the executive incurs legal fees or expenses in enforcing the severance agreement, Emerald or The Strongsville Savings Bank would pay all such fees and expenses if the executive prevails, and an amount up to $25,000 if the executive does not prevail. Payments to the executives under the severance agreements would not constitute excess parachute payments under the Internal Revenue Code.

     The definition in the severance agreements of "change in control" was amended in 1997. As amended, a change in control is defined in the same manner that term is defined for purposes of the Executive Supplemental Benefit Agreements. See, "--Pension and Retirement Plan Information" above.

     Executive Supplemental Benefit Agreements

     The Strongsville Savings Bank has also entered into Executive Supplemental Benefit Agreements with certain of its officers generally corresponding to the level of Vice President or above, as discussed in "Pension and Retirement Plan Information." The Executive Supplemental Benefit Agreements provide for payments to the executive officers in certain events, including involuntary termination (except for cause) or voluntary termination for good reason (defined in the same fashion as under the severance agreements) within six months after a change in control.

                           AMENDMENT OF THE COMPANY'S
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                 TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
                                  (PROPOSAL 2)

     The second proposal to be acted upon at the Meeting is a proposal to amend Article Fourth of the Company's Amended and Restated Articles of Incorporation in order to increase the number of authorized shares of Emerald Stock from 10,000,000 to 20,000,000 shares. As of January 31, 1998, there were approximately 5,075,600 shares of Emerald Stock issued and outstanding. Assuming the 1998 Stock Option and Incentive Plan is adopted at the Meeting, 250,000 shares will be reserved for issuance under the 1998 Stock Option and Incentive Plan. In addition, no shares remain for issuance under the 1994 Long-Term Incentive Plan.

GENERAL

     If the proposed amendment is approved by the shareholders, a total of 20,000,000 shares of Emerald Stock will be authorized for issuance. The purpose of seeking approval to increase authorized shares is to provide additional authorized shares of Emerald Stock for possible use in connection with future financings, investment opportunities, acquisitions, employee benefit or dividend reinvestment plan distributions, other distributions, such as stock dividends or stock splits, or for other corporate purposes.

     Authorized shares of Emerald Stock that are not issued or reserved for issuance generally may be issued by the Company without any further action of the shareholders. The additional authorized shares would enable the Company to take advantage of market conditions to raise additional equity capital or issue shares in connection with acquisitions without the delay and expense associated with the holding of a shareholders' meeting to obtain approval for authorization of additional shares. Unless required by law, regulatory authorities, or the rules of any stock exchange on which the Company's securities may then be listed or the rules of any national securities association on whose system Emerald Stock may then be traded, no further authorization by vote of shareholders would be required for any such share issuances.

     The availability of authorized but unissued shares will enable the Company to take advantage of market conditions by issuing stock as conditions warrant, including issuance of stock as a dividend or in connection with a stock split. As a general proposition, a stock split or the issuance of new shares as stock dividends could reduce the per share market price of each outstanding share, potentially stimulating additional investor interest due to the reduced per share price.

     The availability of authorized but unissued shares will enable the Company to issue stock in connection with a public or private stock offering. Shareholders do not have preemptive rights and therefore would not have a right of first refusal to purchase any of the additional authorized shares of Emerald Stock that may be offered and sold hereafter. The Company currently has no plans to issue additional shares in a private or public stock offering, in connection with any acquisitions or otherwise.

CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

     The increased availability for issuance of shares of Emerald Stock also could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer or other change-in-control transaction. For example, the issuance of shares of Emerald Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, diluting the interest of a party attempting to obtain control of the Company. Authorized but unissued shares of Emerald Stock may be used to render more difficult or discourage an attempt to change control of the Company, even under circumstances in which shareholders believe such a change in control to be in their best interests. The Company is not aware of any attempt, whether formal or informal, to acquire a controlling interest in the Company.

VOTE REQUIRED

     Under Ohio General Corporation Law, the affirmative vote of two thirds of a corporation's shareholders is generally necessary in order to amend the corporation's articles of incorporation and in order to take certain other significant corporate actions, unless the corporation's articles of incorporation provide for a lesser vote requirement. The Company's Amended and Restated Articles of Incorporation do not provide for a lesser vote requirement. Accordingly, amendment of Article Fourth of the Company's Amended and Restated Articles of Incorporation for the purpose of increasing authorized shares of Common Stock will require the affirmative vote of the holders of a two thirds of the Company's issued and outstanding shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION IN ORDER TO INCREASE AUTHORIZED SHARES.

              ADOPTION OF THE 1998 STOCK OPTION AND INCENTIVE PLAN
                                  (PROPOSAL 3)

GENERAL

     The 1998 Stock Option and Incentive Plan (the "Plan" or the "Stock Option Plan") has been adopted by the Board of Directors of the Company, effective upon approval by shareholders at the Meeting.

     A total of 250,000 shares of Emerald Stock will be reserved for issuance under the Stock Option Plan. In addition, the Stock Option Plan will include any shares surrendered to the Company in payment of the exercise price of options or stock appreciation rights issued under the Stock Option Plan. No shares currently remain reserved for issuance under Emerald's 1994 Long-Term Incentive Plan. The 1994 Long-Term Incentive Plan will not be affected in any way by adoption of the 1998 Stock Option and Incentive Plan. Subject to availability of shares, options may continue to be granted and other awards may continue to be made under the terms of the 1994 Long-Term Incentive Plan until termination of the 1994 Long-Term Incentive Plan. By its terms, the 1994 Long-Term Incentive Plan will terminate in the year 2004 on the tenth anniversary of adoption of the 1994 Long-Term Incentive Plan (but outstanding options granted thereunder may be exercised after termination of the 1994 Long-Term Incentive Plan, within the term of such options).

     The Board of Directors believes that it is appropriate for the Company to adopt a flexible and comprehensive stock option and incentive plan. The Plan will permit the granting of a variety of long-term incentive awards to directors, officers and employees as a means of enhancing and encouraging the recruitment and retention of those individuals on whom the continued success of the Company depends. The Board of Directors has approved the Stock Option Plan in order to enhance the performance of the Company, to provide the opportunity for directors, officers and employees to realize capital appreciation in exchange for their contributions to the Company and The Strongsville Savings Bank and to more thoroughly align the interests of directors, officers and employees with the interests of shareholders generally. Because options granted under the Stock Option Plan will be granted only to persons affiliated with the Company as directors, officers or employees, the adoption of the Stock Option Plan could make it more difficult for a third party to acquire control of the Company and therefore could discourage offers for Emerald Stock that may be viewed by the Company's shareholders to be in their best interest.

     Attached as Appendix A to this Proxy Statement is the complete text of the Stock Option Plan. The principal features of the Stock Option Plan are summarized below.

AWARDS UNDER THE PLAN

     The Stock Option Plan provides for awards in the form of stock options, stock appreciation rights ("SARs"), other securities and property and restricted stock. Each award shall be on such terms and conditions, consistent with the Stock Option Plan, as the committee administering the Stock Option Plan may determine.

     Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Stock Option Plan or any other plan of the Company or its subsidiaries. Generally, no award or any right or interest therein is assignable or transferable except under certain limited exceptions set forth in the Plan.

     The Stock Option Plan will be administered by the Stock Option Committee of the Board of Directors of the Company. Directors Bohnert, Fraunfelder and Goist have been appointed as the present members of the Stock Option Committee. Pursuant to the terms of the Stock Option Plan, any director, officer or employee of the Company or its affiliates is eligible to participate in the Stock Option Plan, a group consisting of approximately 135 persons. In granting awards under the Stock Option Plan, the Stock Option Committee will consider, among other things, position and years of service, value of the participant's services to the Company and its subsidiaries and the responsibilities of such individuals as directors, officers and employees.

STOCK OPTIONS

     The term of stock options will not exceed 10 years from the date of grant. The Committee may grant either "Incentive Stock Options" as defined under
Section 422 of the Code or stock options not intended to qualify as such ("Non-Qualified Stock Options").

     In general, stock options will not be exercisable after the expiration of their terms. Unless otherwise determined by the Committee, in the event that a participant terminates service to the Company or one of its affiliates for any reason other than termination for cause, an exercisable stock option will continue to be exercisable for three months, but in no event after the expiration date of the option. A stock option will automatically terminate and will no longer be exercisable as of the date a participant is terminated for cause.

     Stock Options and SARs Generally

     The exercise price for the purchase of shares subject to a stock option may not be less than 100% of the fair market value of the shares covered by the option on the date of grant. The exercise price may be paid in cash or shares of common stock or other awards, or a combination thereof. Because Emerald Stock is traded on the Nasdaq National Market, the Stock Option Plan provides that the exercise price of options will be determined by reference to the average of bid and asked prices reported on the Nasdaq National Market. As of January 30, 1998, the fair market value of Emerald Stock was $23.00 per share.

     The Committee will have authority to prescribe the terms and conditions of Options and SARs, including (i) the exercise price of any Option or SAR, provided that the exercise price cannot be less than the fair market value of Emerald Stock on the date of grant of the Option or SAR, (ii) the number of shares of Emerald Stock subject to, and the expiration date of, any Option or SAR, provided that the expiration date cannot be more than ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or SAR, and (iv) the restrictions, if any, to be placed upon Options or SARs or upon shares which may be issued upon exercise of an Option or SAR. No individual may be granted awards under the Plan with respect to more than 125,000 of the total shares subject to the Plan. No awards will begin vesting and become exercisable earlier than one year from the date the Plan is approved by shareholders of the Company.

     In general, a recipient of an Option or SAR must have maintained continuous service with the Company or The Strongsville Savings Bank since the date of grant of the Option or SAR in order to exercise the Option or SAR. Payment of the exercise price of an Option or SAR can be made either (i) in cash or (ii) by delivering (A) shares of Emerald Stock already owned that have a fair market value equal to the exercise price or (B) a combination of cash and Emerald Stock.

     If an individual to whom an Option or SAR was granted ceases to maintain continuous service for any reason (excluding death or disability and termination of employment by the Company or The Strongsville Savings Bank for cause), that individual may exercise the Option or SAR (to the extent that the Option or SAR is exercisable at that time) at any time within three months after cessation of service, unless the Committee otherwise provides in the instrument evidencing the grant of the Option or SAR. If the individual ceases to maintain continuous service because of death or disability then, unless the Committee otherwise provides in the instrument evidencing the Option or SAR, all of his or her Options and SARs become exercisable in full and remain exercisable (i) in the event of death for a period of one year (but in no event later than ten years from the date of grant of the Option or SAR) and (ii) in the event of disability for a period of three months. If the service of an individual is terminated for cause, all rights under his or her Options or SARs expire immediately upon such termination.

     The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August, 1993. Under the new law, publicly held companies may be limited as to income tax deductions to the extent total remuneration (including stock option exercises) for certain executive officers exceeds $1 million in any one year. However, OBRA provides an exception for "performance-based" remuneration, including stock options. The new law requires that certain actions must be taken by a compensation committee of two or more outside directors and that the material terms of such remuneration must be approved by a majority vote of the shareholders in order for stock options to qualify as "performance-based" remuneration.

     To ensure that stock options are treated as "performance-based" compensation, Internal Revenue Service regulations issued in December, 1993 require a stock option grant to be made by the company's compensation committee of two or more outside directors; the plan to include a per-employee limitation on the number of shares for which options may be granted during a specified period; and the exercise price of the option to be no less than the fair market value of the stock on the date of the grant. As designed, the Stock Option Plan provides that the maximum number of shares of Stock with respect to which an award may be granted to an individual participant (i) in any one calendar year is 50,000 and (ii) over the life of the Stock Option Plan is 125,000. The Stock Option Plan has also been designed to comply with the other OBRA restrictions noted herein. As such, shareholder approval of the Stock Option Plan should qualify the Company for deductions of employees' compensation attributable to stock option exercises by named executive officers in future taxable years.

     Incentive Stock Options

     An Incentive Stock Option may not be transferred by the holder thereof except by will or the laws of descent and distribution, and the Incentive Stock Option will be exercisable during the holder's lifetime only. No Incentive Stock Option may be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (i) the exercise price of the Incentive Stock Option is at least 110 percent of the Stock's fair market value per share at the date of grant and (ii) the Incentive Stock Option is not exercisable after the expiration of five years from the date of grant. The aggregate fair market value (determined as of the time any Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a recipient of an Incentive Stock Option award in any calendar year may not exceed $100,000.

     No grants of Incentive Stock Options have been made under the 1998 Stock Option Plan.

STOCK APPRECIATION RIGHTS

     The Stock Option Committee may grant SARs at any time, whether or not the participant then holds stock options, granting the right to receive the excess of the market value of the shares represented by the SARs on the date exercised over the exercise price. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. Upon the exercise of a SAR, the participant will receive the amount due in cash or shares, or a combination of both, as determined by the Stock Option Committee. SARs may be related to stock options ("tandem SARs"), in which case the exercise of one will reduce to that extent the number of shares represented by the other.

     No grants of SARs have been made under the 1998 Stock Option Plan.

RESTRICTED STOCK

     The Stock Option Committee may grant Restricted Stock, subject to such restrictions as the Stock Option Committee may impose. The holder of Restricted Stock may have all of the rights of a shareholder, including the right to receive dividends and the right to vote the shares. Unless otherwise determined by the Stock Option Committee, all unvested shares of Restricted Stock are forfeited upon termination of service of the recipient.

     The Stock Option Committee may, in its discretion, accelerate the time at which any or all restrictions will lapse, or may remove any or all of the restrictions. Restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Stock Option Committee may deem appropriate.

     No awards of Restricted Stock have been made under the 1998 Stock Option Plan.

PERFORMANCE AWARDS

     The Committee may award Long-Term Performance Awards to participants in the Stock Option Plan, either in conjunction with or separate from other awards or grants under the Plan. Long-Term Performance Awards are payable based on the attainment of performance goals within a period of time (the "performance period"). The Committee determines the objective standards used to measure the amount payable pursuant to a Long-Term Performance Award, the length of the performance period (which must be at least two(2) years), and the extent to which the participant has earned any amount. Any amount earned under a Long-Term Performance Award is payable in Stock or cash as determined by the Committee.

     A participant who separates from employment with The Strongsville Savings Bank or Company as a result of death, disability or retirement prior to the end of a performance period may earn a portion of the amount payable under a Long-Term Performance award based in part on the participant's performance during the performance period through separation. A participant who separates from employment for any other reason is not entitled to any payment under a Long-Term Performance Award, except as noted below.

     No Long-Term Performance Awards have been made under the 1998 Stock Option Plan.

EFFECT OF MERGER AND OTHER ADJUSTMENTS

     Shares as to which awards may be granted under the Stock Option Plan, and shares then subject to awards, will be adjusted by the Committee in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company.

     In the case of any merger, consolidation or combination of the Company in which the Company is not the continuing company or its outstanding shares are converted into or exchanged for different securities, cash or property, or any combination thereof, any participant to whom a stock option or SAR has been granted will have the right upon exercise of the option or SAR to an amount equal to the excess of the market value on the date of exercise of the consideration receivable in the merger, consolidation or combination with respect to the shares covered or represented by the stock option or SAR over the exercise price of the option or SAR multiplied by the number of shares with respect to which the option or SAR has been exercised.

     The restricted period with respect to an award of Restricted Stock will lapse, and the stock will become fully vested, after a change in control of the Company. A change in control will be deemed to occur when (i) a person or group becomes the beneficial owner of shares of the Company representing 25% or more of the total number of votes which may be cast for the election of the Board of Directors of the Company, (ii) in connection with any tender or exchange offer (other than an offer by the Company), merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who are Directors of the Company cease to be a majority of the Board of Directors, or (iii) shareholders of the Company approve a transaction pursuant to which the Company will cease to be an independent company or pursuant to which substantially all of its assets will be sold.

     In addition, unless the Stock Option Committee provides otherwise, in the event of a tender or exchange offer (other than an offer made by the Company) or if the event specified in clause (iii) above occurs, all outstanding stock options and SARs not fully exercisable will become exercisable in full.

AMENDMENT AND TERMINATION

     The Board of Directors of the Company may at any time amend, suspend or terminate the Stock Option Plan or any portion thereof. However, without the prior approval of the shareholders, the Board of Directors may not adopt any amendment that (i) increases the aggregate number of shares with respect to which awards may be made under the Plan (except pursuant to Section 11, which section provides for adjustments in the event of changes in the Company's capitalization), (ii) materially increases the benefits accruing to Plan participants, (iii) materially changes the requirements as to eligibility for participation in the Plan or (iv) changes the class of persons eligible to participate in the Plan. In addition, the Board of Directors generally may not impair the rights of any Plan participant, without his or her consent, in any award made pursuant to the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Under present federal income tax laws, awards under the Stock Option Plan will have the following consequences:

(1) The grant of an award, by itself, will generally neither result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such grant.

(2) In order to qualify as an "Incentive Stock Option," a stock option awarded under the Stock Option Plan must meet the conditions contained in Section 422 of the Code, including the requirement that the shares acquired upon the exercise of the stock option be held for one year after the date of exercise and two years after the grant of the option (the "ISO Holding Period"). Upon the disposition of shares of stock acquired pursuant to the exercise of an Incentive Stock Option which satisfies the requisite ISO Holding Period, the optionee will recognize capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an Incentive Stock Option, or by reason of a disposition of stock received upon exercise of an Incentive Stock Option if the ISO Holding Period is satisfied. Different rules apply if the optionee disposes of the shares of stock acquired pursuant to the exercise of an Incentive Stock Option before the expiration of the ISO Holding Period. Option grants for shares which are exercisable for the first time by an optionee during any calendar year (under all plans of the Company and any parent corporation or subsidiary of the Company), which have a fair market value in excess of $100,000, shall be treated as options which are not Incentive Stock Options, and will be subject to the same tax treatment as for the grant of nonqualified stock options, as discussed below.

(3) The exercise of a stock option which is not an Incentive Stock Option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option. The Company, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the options in the Company's taxable year in which the amount is included as income to the optionee.

(4) The exercise of an SAR will result in the recognition of ordinary income by the participant on the date of exercise in an amount of cash, and/or the fair market value on that date of the shares, acquired pursuant to the exercise.

(5) Holders of Restricted Stock will recognize ordinary income on the date that the Restricted Stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine such fair market value on the date of the grant of the Restricted Stock. Holders of Restricted Stock will also recognize ordinary income equal to their dividend or dividend equivalent payments when such payments are received. Generally, the amount of income recognized by participants will be a deductible expense for tax purposes for the Company.

(6) The Company will be allowed a deduction at the time, and in the amount of, any ordinary income recognized by the participant under the various circumstances described above, provided that the Company meets its federal withholding tax obligations.

VOTE REQUIRED

     A majority of the voting power of Emerald Stock is necessary in order to adopt the Company's 1998 Stock Option and Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE 1998 STOCK OPTION AND INCENTIVE PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 4)

     The Board of Directors has appointed the firm of KPMG Peat Marwick LLP as the Company's auditors for the fiscal year ending December 31, 1998, subject to ratification of such appointment by the shareholders. KPMG Peat Marwick LLP has acted as Emerald's independent auditors since September 17, 1997. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG Peat Marwick LLP, independent certified public accountants, to audit the financial records and accounts of the Company for the fiscal year ending December 31, 1998.

     Effective September 17, 1997, the engagement of Deloitte & Touche LLP as the Company's independent auditors was terminated by the Company. The decision to change accountants was approved by the Board of Directors upon the recommendation of the Audit Committee. The audit reports of Deloitte & Touche LLP on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 1996 and 1995 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the two fiscal years ended December 31, 1996 and the subsequent interim period through September 17, 1997, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Deloitte & Touche LLP to reference to the subject matters of the disagreements in connection with Deloitte & Touche LLP's opinion. Additionally, there were no disagreements with Deloitte & Touche LLP regarding any of these matters, either those resolved to their satisfaction or those not resolved to their satisfaction. None of the events listed in Item 304(a)(1)(v)(A) through (D) of the Securities and Exchange Commission's Regulation S-K occurred during the fiscal years ended December 31, 1995 or 1996 or the subsequent interim period from January 1, 1997 through September 17, 1997. During the fiscal years ended December 31, 1995 and 1996 and the subsequent interim period from January 1, 1997 through September 17, 1997, there was no consultation with KPMG Peat Marwick LLP regarding: (1) application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (2) any matter that was the subject of disagreement (as defined in paragraph 304(a)(1)(iv) of the Securities and Exchange Commission's Regulation S-K) or a reportable event (as defined in paragraph 304(a)(1)(v) of Regulation S-K).

     Representatives of KPMG Peat Marwick LLP, which has acted as independent auditors of the Company since September 17, 1997, will be present at the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Ratification of the appointment of auditors requires the affirmative vote of a majority of the votes actually cast at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998

                   TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Strongsville Savings Bank refers certain title insurance business to National Land Title Insurance Company ("National Land") and City Title Company Agency, Inc. ("City Title"). Joseph and Michael Dzurilla, the adult sons of Director Joan M. Dzurilla, own the stock of NLTI Financial, a holding company which owns 100% of National Land. City Title is a real estate title insurance agency wholly owned by National Land. City Title performs title searches, title examinations and insurability determinations related to title insurance commitments for mortgage loan transactions insured by National Land. City Title and National Land are each charging for title business work at a rate consistent with the standards for that industry.

     During 1997, City Title performed services related to loan transactions such as title insurance and commitments, title examinations, and post-closing services. Borrowers of The Strongsville Savings Bank paid City Title $198,561.93 during 1997 for services related to the loan transactions.

     Some of the directors and officers, as well as firms and companies with which they are associated, are and have been customers of The Strongsville Savings Bank, and have engaged in various banking transactions with The Strongsville Savings Bank in 1997. Loan transactions with these persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, prevailing at the time for comparable transactions with others, and did not present more than a normal risk of collectibility or other unfavorable features.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Emerald Stock and other equity securities of the Company. Based solely on review of the copies of such reports furnished to the Company and written representations to the Company, to the Company's knowledge all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 1997.

                             SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive offices, 14092 Pearl Road, Strongsville, Ohio 44136, no later than November 20, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than the matters discussed in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment. The Company's Code of Regulations places restrictions on presentation at any shareholders' meeting of new business that has not been stated in writing and filed in advance with the secretary of the Company.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company or The Strongsville Savings Bank may solicit proxies personally or by telephone, without additional compensation. The Company has engaged the services of Corporate Investor Communications, Inc. to assist in the solicitation of proxies at an anticipated cost of $5,500.00.

Strongsville, Ohio
March 20, 1998

                               FIVE-YEAR SUMMARY

                                               AT AND FOR THE YEAR ENDED DECEMBER 31,
                                      --------------------------------------------------------
                                        1997        1996        1995        1994        1993
                                      --------    --------    --------    --------    --------
                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Interest income.....................  $ 44,928    $ 39,858    $ 35,410    $ 27,122    $ 23,646
Interest expense....................    28,255      24,494      21,342      14,113      11,818
                                      --------    --------    --------    --------    --------
  Net interest income...............    16,673      15,364      14,068      13,009      11,828
Provision for loan losses...........       215         305         238          92          77
                                      --------    --------    --------    --------    --------
  Net interest income after
     provision for loan losses......    16,458      15,059      13,830      12,917      11,751
Net gain on sale of assets..........       475       1,091         997         228       1,799
Other noninterest income............     1,863       1,344       1,055         966       1,063
Amortization of goodwill............       123         134         143         151         158
Other noninterest expense...........     9,362       9,390       8,483       7,219       5,971
One-time SAIF assessment............        --       2,481          --          --          --
                                      --------    --------    --------    --------    --------
  Income before federal income
     taxes..........................     9,311       5,489       7,256       6,741       8,484
Federal income taxes................     3,170       1,941       2,539       2,331       2,915
                                      --------    --------    --------    --------    --------
  Net income........................  $  6,141    $  3,548    $  4,717    $  4,410    $  5,569
                                      ========    ========    ========    ========    ========
SUMMARY OF FINANCIAL CONDITION
Total assets........................  $603,965    $567,490    $492,097    $419,258    $332,729
Investment securities...............    45,711      69,680      75,949      79,700      61,909
Total gross loans...................   504,443     457,919     364,766     306,921     263,364
Loans-net...........................   469,280     425,855     336,351     281,843     242,395
Mortgage-backed securities..........    53,137      52,180      52,005      37,274      12,426
Goodwill............................       663         786         920       1,062       1,213
Deposits............................   520,690     493,471     432,563     363,050     294,750
Advances from Federal Home Loan
  Bank..............................    28,138      25,234      13,333      15,583          --
Shareholders' equity................    48,515      43,158      41,091      37,153      33,578

                               FIVE-YEAR SUMMARY

                                               AT AND FOR THE YEAR ENDED DECEMBER 31,
                                   --------------------------------------------------------------
                                      1997         1996         1995         1994         1993
                                   ----------   ----------   ----------   ----------   ----------
                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
PER SHARE INFORMATION (6)
Net income -- Basic..............  $     1.21   $     0.70   $     0.93   $     0.87   $     1.37
Earnings before effect of
  one-time SAIF assessment.......          --         1.03           --           --           --
Dividends paid...................        0.24         0.24         0.20         0.16         0.14
Book value.......................        9.56         8.53         8.12         7.34         6.64
Tangible book value (1)..........        9.39         8.37         7.40         7.13         6.40
OTHER STATISTICAL AND OPERATING
  DATA
Return on average assets
  (ROAA).........................       1.03%        0.68%        1.03%        1.18%        1.79%
ROAA before effect of one-time
  SAIF assessment................          --        0.99%           --           --           --
Return on average equity
  (ROAE).........................      13.45%        8.38%       12.07%       12.47%       22.15%
ROAE before effect of one-time
  SAIF assessment................          --       12.25%           --           --           --
Net yield on average
  interest-earning assets (2)....       2.87%        3.00%        3.15%        3.58%        3.91%
Interest rate spread during the
  year (3).......................       2.53%        2.62%        2.76%        3.24%        3.64%
Other noninterest expense to
  average assets (4).............       1.55%        1.79%        1.85%        1.93%        1.92%
Dividend payout ratio excluding
  one-time SAIF assessment.......      19.79%       22.94%       21.46%       18.08%       10.41%
Total allowance for loan losses
  to nonperforming loans.........      75.80%       83.76%       56.91%      120.11%      315.80%
Total allowance for loan losses
  to total loans.................       0.35%        0.33%        0.35%        0.34%        0.35%
Nonperforming loans to total
  loans..........................       0.45%        0.40%        0.61%        0.28%        0.11%
Nonperforming assets to total
  assets.........................       0.57%        0.30%        0.42%        0.19%        0.08%
Net charge-offs (recoveries) to
  average loans (5)..............       0.00%        0.01%        0.01%       -0.01%       -0.02%
Number of full-service offices...          14           14           12           10            9
Weighted average common shares
  outstanding....................   5,065,156    5,061,600    5,061,600    5,061,600    4,084,132
CAPITAL RATIOS
Equity to assets:
  Average for the year...........       7.68%        8.06%        8.52%        9.46%        8.08%
  At year end....................       8.03%        7.61%        8.35%        8.86%       10.09%
Tangible capital (1).............       7.74%        7.49%        8.14%        8.64%        9.76%
Core capital.....................       7.74%        7.49%        8.14%        8.87%       10.10%
Risk-based capital...............      12.85%       12.93%       13.51%       14.22%       14.99%

---------------

(1) Tangible book value and tangible capital each represent shareholders' equity less goodwill and net realized gains (losses) on securities available for sale.

(2) Net interest income divided by average interest-earning assets.

(3) The difference between the weighted average yield on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.

(4) Goodwill amortization is excluded from the numerator in this ratio.

(5) Net charge-offs during the year to average loans outstanding during the year.

(6) All share and per-share information has been retroactively adjusted for the two-for-one stock split on May 15, 1997.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     Emerald Financial Corp. (Emerald or Company), a unitary thrift holding company, became The Strongsville Savings Bank's (Strongsville Savings or Bank) holding company in a tax-free exchange of shares of the Bank for shares of Emerald on March 6, 1997. As a result, Emerald owns and operates the Bank.

     Strongsville Savings takes great pride in its history of providing friendly and professional service to its customers. Our commitment to providing customers with the financial products and services they need and want has brought success to Strongsville Savings and to our customers. We help our customers achieve their financial goals by providing a variety of products. The Bank offers a traditional product line which includes NOW accounts, IRA accounts and a variety of term deposit, passbook and other deposit vehicles. Many customers have enjoyed the American dream of home-ownership with mortgage loan financing from Strongsville Savings. We offer home equity lines of credit, loans for residential construction and development, commercial property and many other purposes.

     Emerald's franchise is strong with a network of 14 Community Financial Centers (Offices) throughout Southwestern Cuyahoga County, Lorain County and Medina County. Our strategy is to position our full service Offices in communities poised for growth. Our customer service approach has proved successful as evidenced by our strong growth at each Office. We expect the tradition to continue through our close attention to the marketplace, to our customers and to their financial needs.

FINANCIAL CONDITION

     The Company's total assets were $604.0 million at December 31, 1997, representing an increase of $36.5 million or 6.4% over the previous year total assets of $567.5 million. The Company's 10.2% loan growth was funded by increases in deposits and by decreases in investments. Emerald's deposits increased 5.5% during 1997 from $493.5 million to $520.7 million.

     The composition of Emerald's assets and liabilities at year end 1997 and 1996 are displayed below.

                         1997
                     TOTAL ASSETS

TOTAL LOANS, NET         CASH & INVESTMENTS          OTHER
    78%                         18%                    4%

                      1996
                  TOTAL ASSETS


TOTAL LOANS, NET       CASH & INVESTMENTS      OTHER
      75%                      23%               2%

                  TOTAL LIABILITIES &
                  SHAREHOLDERS' EQUITY

TOTAL DEPOSITS         SHAREHOLDERS' EQUITY      OTHER
     86%                        8%                 6%


                   TOTAL LIABILITIES &
                   SHAREHOLDERS' EQUITY

TOTAL DEPOSITS         SHAREHOLDERS' EQUITY      OTHER
    87%                          8%                5%

     Shareholders' equity increased $5.3 million, or 12.4% to $48.5 million during 1997 primarily through the retention of net income of $6.1 million offset by dividends of $1.2 million.

     Emerald's dividend payments have increased over the past five years as noted below. The Bank paid quarterly dividends totaling 24c per share for 1997, an increase of 2.1% over the 23.5c per share paid in 1996. The Company's stock split two-for-one on May 15, 1997. All share and per-share information has been adjusted to reflect the effect of the stock split.

      DIVIDENDS PER SHARE

1993                       $0.14
1994                       $0.16
1995                       $0.20
1996                       $0.24
1997                       $0.24

                             RESULTS OF OPERATIONS

     Emerald strives to produce strong, stable core earnings from operations. Core earnings consist of net interest income and recurring non-interest income, reduced by recurring non-interest expenses. The Company's revenue enhancement and cost reduction measures have contributed to the increase in core earnings over the three years ended December 31, 1997, as evidenced in the chart below. Nonrecurring noninterest income excludes gains (losses) on sales of loans and other assets for all periods presented.

     Core earnings before federal income tax for the three years ended December 31, 1997, are noted below. 1996 noninterest expense is before the effect of the one-time SAIF assessment of $2.5 million on September 30, 1996.

                                                            DECEMBER 31
                                                      -----------------------
                                                      1997     1996     1995
                                                      -----    -----    -----
                                                           (IN MILLIONS)
Net interest income.................................  $16.7    $15.4    $14.0
Less provision for loan losses......................    0.2      0.3      0.2
                                                      -----    -----    -----
                                                       16.5     15.1     13.8
Noninterest income (recurring)......................    1.9      1.3      1.1
Noninterest expense (recurring).....................    9.5      9.5      8.6
                                                      -----    -----    -----
CORE EARNINGS.......................................  $ 8.9    $ 6.9    $ 6.3
                                                      =====    =====    =====

     Emerald's net interest income has increased steadily over the past three years, primarily due to growth in the portfolio of interest earning assets. The Company's franchise has grown from nine Offices in 1993 to fourteen in 1997. This franchise expansion increased certain noninterest expenses, such as human resources and occupancy during 1995 and 1996, which have leveled off in 1997. The Bank anticipated these increases and determined that the benefits of market presence, market penetration and future earnings growth exceeded the rise in operating expenses.

NET INTEREST INCOME

     Net interest income is the chief component of net income. Net interest income is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. Interest bearing liabilities include deposit accounts and FHLB advances. Net interest income is determined by changes in the composition of interest-earning assets and interest-bearing liabilities and fluctuations in the levels of interest rates.

     Interest rates in general declined slightly during 1997 and 1996 although they had been increasing somewhat during 1995. Yields on interest-earning assets declined 4 basis points during 1997 while costs on interest-bearing liabilities increased 5 basis points during the year.

INTEREST INCOME

     Emerald's primary source of income is interest income from its loan portfolio and other interest-earning assets. The Company's commitment to providing residential home loans is evident by its $357.2 million portfolio of permanent and construction single-family residential mortgage loans. The Company's interest-earning assets include the residential mortgage loan portfolio, the residential acquisition and development loan portfolio, the other loan portfolios and the investment securities and mortgage-backed securities portfolios.

     Emerald's interest income was $44.9 million in 1997, $39.9 million in 1996 and $35.4 million in 1995, representing annual increases of 12.72% and 12.56% for the years ended December 31, 1997 and 1996, respectively. These increases are attributable to a combination of the effects of increases in volume and changes in rate that are set forth in Table 2. Average interest-earning assets were $580.2 million with an average yield of 7.74% in 1997, $512.2 million with an average yield of 7.78% in 1996 and $447.2 million with an average yield of 7.92% in 1995. See Table 1 for more details regarding average interest-earning assets and their yields.

INTEREST EXPENSE

     Emerald's primary source of funding for interest-earning assets is retail deposits. Management believes that by providing friendly and professional service, the Bank has achieved deposit growth during a period characterized by disintermediation. As financial institutions often struggle to retain retail deposits, the Bank has been able to increase deposits by 5.5% in 1997 and 14.1% in 1996. Management has dedicated resources to focus employees' attention on providing excellent customer service and to understanding the attributes of the Bank's products. Savings counselors, tellers and other employees are encouraged to cross-sell the Bank's products and services to current and future customers. Management believes the Bank has a stable deposit base because the base consists of retail deposits from the people in the communities we serve.

     Emerald's interest expense was $28.3 million in 1997, $24.5 million in 1996 and $21.3 million in 1995. The change in interest expense was primarily a result of the growth in deposits, principally in certificates of deposit. The average cost of interest-bearing liabilities increased 5 basis points to 5.21% during 1997 from 5.16% in 1996. Changes in interest rates did not contribute to the change during 1996 as the average cost of interest-bearing liabilities remained unchanged at 5.16% during 1996 and 1995. See tables 1 and 2 for more information regarding average balances, average rates and changes in interest expense attributable to changes in volume and changes in rates.

     Table 1 presents information regarding the average balances of interest-earning assets and interest-bearing liabilities, the total dollar amount of interest income from interest-earning assets and their average yields and the total dollar amount of interest expense on interest-bearing liabilities and their average rates. The table also presents net interest income, interest rate spread, net interest margin and the ratio of average interest-earning assets to average interest-bearing liabilities. Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities, and net interest margin represents net interest income as a percent of average interest-earning assets. Average balance calculations were based on daily and monthly balances. Assets available for sale are included in the major asset category at amortized cost.

TABLE 1

                             AVERAGE BALANCE TABLE

                                                                        YEAR ENDED DECEMBER 31,
                                       ------------------------------------------------------------------------------------------
                                                   1997                           1996                           1995
                                       ----------------------------   ----------------------------   ----------------------------
                                       AVERAGE               YIELD/   AVERAGE               YIELD/   AVERAGE               YIELD/
                                       BALANCE    INTEREST    RATE    BALANCE    INTEREST    RATE    BALANCE    INTEREST    RATE
                                       --------   --------   ------   --------   --------   ------   --------   --------   ------
                                                                         (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS
Loans, net (1).......................  $451,820   $36,892      8.17%  $394,329   $32,442      8.23%  $305,605   $26,424      8.65%
Investment securities................    56,712     3,441      6.07%    63,189     3,836      6.07%    80,822     4,982      6.16%
Mortgage-backed securities...........    56,708     3,882      6.85%    44,792     3,110      6.94%    45,399     3,192      7.03%
Other interest-earning assets........    14,991       713      4.76%     9,937       470      4.73%    15,364       812      5.29%
                                       --------   -------    ------   --------   -------    ------   --------   -------    ------
  Total interest-earning assets......   580,231    44,928      7.74%   512,247    39,858      7.78%   447,190    35,410      7.92%
Noninterest-earning assets...........    14,734                         12,808                         11,787
                                       --------   -------    ------   --------   -------    ------   --------   -------    ------
  TOTAL ASSETS.......................  $594,965                       $525,055                       $458,977
                                       ========   =======    ======   ========   =======    ======   ========   =======    ======
INTEREST-BEARING LIABILITIES
Deposits (2).........................  $513,950   $26,575      5.17%  $457,974   $23,516      5.13%  $399,460   $20,428      5.11%
Advances from FHLB...................    28,095     1,680      5.98%    16,303       978      6.00%    14,420       914      6.34%
                                       --------   -------    ------   --------   -------    ------   --------   -------    ------
  Total interest-bearing
    liabilities......................   542,045    28,255      5.21%   474,277    24,494      5.16%   413,880    21,342      5.16%
Noninterest-bearing liabilities......     7,256                          8,434                          6,013
Shareholders' equity.................    45,664                         42,344                         39,084
                                       --------   -------    ------   --------   -------    ------   --------   -------    ------
  TOTAL LIABILITIES AND SHAREHOLDERS'
    EQUITY...........................  $594,965                       $525,055                       $458,977
                                       ========   =======    ======   ========   =======    ======   ========   =======    ======
Net interest income..................             $16,673                        $15,364                        $14,068
Interest-rate spread.................                          2.53%                          2.62%                          2.76%
Net interest margin..................                          2.87%                          3.00%                          3.15%
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities........................                        107.04%                        108.01%                        108.05%

---------------

(1) Average balances include non-accrual loans. Interest income includes deferred loan fee amortization of $1,613,000, $1,650,000 and $1,676,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

(2) Deposits include noninterest-bearing demand accounts which were $13,740,000, $11,535,000 and $11,728,000 at December 31, 1997, 1996 and 1995,
    respectively.

     Table 2 presents certain information regarding changes in interest income and interest expense of the Company for the years ended December 31, 1997, 1996 and 1995. The table shows the changes in interest income and expense by major category attributable to changes in the average balance (volume) and changes in interest rates. The net change not attributable to either rate or volume is allocated on a pro-rata basis to the change in rate or volume. Assets available for sale are included in the major asset category at amortized cost.

TABLE 2

                               RATE/VOLUME TABLE

                                        1997 COMPARED TO 1996          1996 COMPARED TO 1995
                                         INCREASE (DECREASE)            INCREASE (DECREASE)
                                          DUE TO CHANGES IN              DUE TO CHANGES IN
                                      -------------------------    -----------------------------
                                      VOLUME    RATE     TOTAL     VOLUME      RATE       TOTAL
                                      ------    -----    ------    -------    -------    -------
                                                        (DOLLARS IN THOUSANDS)
INTEREST INCOME ON INTEREST-EARNING
  ASSETS
Loans, net..........................  $4,684    $(234)   $4,450    $ 7,227    $(1,209)   $ 6,018
Investment securities...............    (395)      --      (395)    (1,074)       (72)    (1,146)
Mortgage-backed securities..........     812      (40)      772        (42)       (40)       (82)
Other...............................     240        3       243       (263)       (79)      (342)
                                      ------    -----    ------    -------    -------    -------
Total...............................   5,341     (271)    5,070      5,848     (1,400)     4,448
                                      ------    -----    ------    -------    -------    -------
INTEREST EXPENSE ON INTEREST-BEARING
  LIABILITIES
Deposits............................   2,876      183     3,059      3,007         81      3,088
Advances from FHLB..................     705       (3)      702        110        (46)        64
                                      ------    -----    ------    -------    -------    -------
Total...............................   3,581      180     3,761      3,117         35      3,152
                                      ------    -----    ------    -------    -------    -------
CHANGE IN NET INTEREST INCOME.......  $1,760    $(451)   $1,309    $ 2,731    $(1,435)   $ 1,296
                                      ======    =====    ======    =======    =======    =======

PROVISIONS FOR LOAN LOSSES

     The provision for loan losses represents a charge to income for possible credit losses on loans. The Bank maintains the level of the allowance for loan losses at an amount adequate to absorb potential losses inherent in the loan portfolio. A quarterly review of the adequacy of the allowance for loan losses considers growth in the loan portfolio, potential losses identified by the portfolio review process, and the Company's historical loan loss experience. In addition, management considers economic conditions, including the overall level of interest rates and the general trend of the national economy, local economy and housing markets. The allowance is determined in accordance with generally accepted accounting principles.

     The provision for loan losses was $215,000 in 1997, $305,000 in 1996 and $238,000 in 1995. The provisions for the three years ended December 31, 1997, reflect generally stable economic conditions in Emerald's market area, as well as the high credit quality of the Company's loan portfolio. The allowance for loan losses throughout 1997, 1996 and 1995 was commensurate with management's estimate of the credit risk in the loan portfolio.

NONINTEREST INCOME

     Noninterest income is composed mainly of fees the Bank earns from services performed for customers and for servicing loans sold to the secondary market. Loan servicing and other loan related fees were $738,000 in 1997, $623,000 in 1996 and $464,000 in 1995.

     Gains on the sale of loans to the secondary market and gains on sales of securities and other assets are included in noninterest income. This is the component of noninterest income with the greatest level of variation. Gains on sales of loans experience variations due to the number of loans sold to the secondary market and to the price offered by the secondary market for such loans. The Bank sells loans to the secondary market in conjunction with certain fixed-rate loan programs, to provide funding and as an interest rate risk management tool. The Bank recorded gains on loan sales of $437,000 in 1997, $711,000 in 1996 and $964,000 in 1995.

NONINTEREST EXPENSE

     Emerald's major subsidiary, Strongsville Savings Bank, has made a commitment to expand its franchise value by blanketing its market area with easy access Community Financial Centers. We believe the expansion of the Company's financial network will benefit current and future customers by being close to their homes. There are operating costs involved in franchise expansion; however, we believe the benefits of expanding to provide full coverage to our targeted market are worth the investment. Our strategy has shown good results as the deposits at the five Offices added since 1993 stood at $87.3 million at December 31, 1997, and $66.2 million at December 31, 1996. We feel it is important to note that noninterest expenses, excluding the one-time SAIF assessment in 1996, did not increase from 1996 to 1997.

     As Strongsville Savings grows and expands its franchise and services into more communities, management has worked hard to control costs. The Company's ratio of noninterest expense to average assets was 1.55% in 1997, 1.79% in 1996 and 1.85% in 1995. The common industry benchmark for this ratio is 2.00% or less. According to SNL Securities Thrift Performance as of September 30, 1997, industry averages were 2.15% for the twelve months ended September 30, 1997, and 2.23% and 2.26% for the years ended December 31, 1996 and 1995, respectively.

     Noninterest expense was $9,485,000 in 1997, $9,524,000 in 1996 and
$8,626,000 in 1995. Management is pleased with the slight decline in operating expenses during 1997. The decline of $39,000 is comprised of the decrease of $619,000 in deposit insurance premiums offset by expenses incurred in the process of bringing all item processing operations in-house and by other general increases.

     Congress passed legislation to recapitalize the SAIF fund of the FDIC during 1996 that required thrift institutions, such as Strongsville Savings, to pay a one-time assessment to recapitalize the SAIF fund of 65.7(cent) per $100 of deposits as of March 31, 1995. The Bank recognized a charge to earnings of $2.5 million (pre-tax) as a result. The Company has adjusted 1996 results in the paragraphs above as if this one-time charge had not been incurred.

FEDERAL INCOME TAXES

     The Bank provided for federal income taxes as follows: $3,170,000 in 1997, $1,941,000 in 1996 and $2,539,000 in 1995. The changes in the level of the Company's provision for federal income taxes were primarily due to changes in the level of pre-tax income. The effective tax rates for the periods were 34.0% in 1997, 35.4% in 1996 and 35.0% in 1995.

LENDING ACTIVITIES

     The cornerstone of Strongsville Savings' lending activities is providing mortgage loans to homeowners. The Bank principally originates conventional first mortgage loans secured by residential real estate. The Bank's newest loan product, the Emerald Home Equity Line of Credit (the Emerald Line), enables customers to utilize the equity in their homes to fund improvements, education or whatever they choose. The Emerald Line's interest rate is based on the Company's prime rate. Loans made to home-owners on owner-occupied one-to-four family residences typically have low credit risk because the borrower occupies the home. Credit risk management is also enhanced by the historically stable real estate values in Northeastern Ohio.

     Strongsville Savings has developed a niche in the residential construction loan market. The Bank makes residential land development loans to local builders and developers with whom strong business relationships have been developed. These loans are made on land zoned for residential use which will be developed into residential building lots. In addition, the Bank provides construction loans to builders for the construction of homes, most of which are pre-sold, and to individuals for the construction of their homes.

     Management considers these development and construction loans as having somewhat greater credit risk than conventional residential mortgage loans because there is uncertainty related to the completion of projects within their time and cost budgets. Strongsville's management constantly monitors these loans and reviews the progress of each with the borrowers and contractors to manage and mitigate the risk involved.

     Management believes that loans secured by commercial property may present a higher degree of credit risk than residential loans. The factors that tend to increase the credit risk of these loans include the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income-producing properties and the increased difficulty of evaluating and monitoring such properties. Furthermore, the repayment of loans secured by commercial real estate is typically dependent upon the cash flows of the related business enterprise. The Bank has instituted procedures to monitor the cash flows of its commercial real estate loan customers.

     The following table illustrates the composition of the Company's loan portfolio:

TABLE 3

                           LOAN PORTFOLIO COMPOSITION

                                    DECEMBER 31, 1997    DECEMBER 31, 1996    DECEMBER 31, 1995
                                    ------------------   ------------------   ------------------
                                     AMOUNT    PERCENT    AMOUNT    PERCENT    AMOUNT    PERCENT
                                    --------   -------   --------   -------   --------   -------
                                                       (DOLLARS IN THOUSANDS)
REAL ESTATE MORTGAGE LOANS:
  Permanent first mortgage loans:
     1-4 family...................  $319,796    69.30%   $301,284    70.88%   $220,490    66.60%
     Multi-family.................       924     0.20%      1,049     0.25%      1,183     0.36%
     Commercial real estate.......    52,499    11.38%     46,883    11.03%     42,098    12.72%
     Land.........................       553     0.12%        195     0.05%        358     0.11%
                                    --------   ------    --------   ------    --------   ------
          Total permanent loans...   373,772    81.00%    349,411    82.21%    264,129    79.79%
                                    --------   ------    --------   ------    --------   ------
  Construction first mortgage
     loans:
     Residential development......    56,217    12.17%     54,670    12.85%     48,538    14.66%
     1-4 family...................    37,413     8.11%     37,049     8.72%     26,960     8.14%
     Multi-family.................     1,050     0.23%        240     0.06%      2,660     0.80%
     Commercial real estate.......     6,879     1.50%      2,376     0.56%      4,233     1.29%
                                    --------   ------    --------   ------    --------   ------
          Total construction
            loans.................   101,559    22.01%     94,335    22.19%     82,391    24.89%
                                    --------   ------    --------   ------    --------   ------
          Total Mortgage loans....   475,331   103.01%    443,746   104.40%    346,520   104.68%
                                    --------   ------    --------   ------    --------   ------
OTHER LOANS
  Commercial......................     5,736     1.24%      4,250     1.00%      3,955     1.19%
  Consumer........................    15,460     3.35%      9,117     2.14%      8,895     2.69%
                                    --------   ------    --------   ------    --------   ------
          Total other loans.......    21,196     4.59%     13,367     3.14%     12,850     3.88%
                                    --------   ------    --------   ------    --------   ------
          Total loans.............   496,527   107.60%    457,113   107.54%    359,370   108.56%
Less:
  Loans in process................    30,015     6.51%     26,676     6.28%     23,639     7.14%
  Allowance for loan losses.......     1,625     0.35%      1,423     0.33%      1,168     0.35%
  Deferred loan fees..............     3,430     0.74%      3,954     0.93%      3,546     1.07%
                                    --------   ------    --------   ------    --------   ------
                                      35,070     7.60%     32,053     7.54%     28,353     8.56%
                                    --------   ------    --------   ------    --------   ------
  Total loans held for
     investment-Net...............  $461,457   100.00%   $425,060   100.00%   $331,017   100.00%
                                    ========   ======    ========   ======    ========   ======
  Real estate loans held for
     sale.........................  $  7,823             $    795             $  5,334
                                    ========             ========             ========

     Loan originations by type were as follows for the years ended:

TABLE 4

                               LOAN ORIGINATIONS

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1997       1996       1995
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
PERMANENT MORTGAGE LOAN ORIGINATIONS
  1-4 family................................................  $104,097   $154,482   $ 85,892
  Multi-family..............................................        --         --         --
  Commercial real estate....................................     4,694      7,508      4,941
  Land......................................................       573      1,116        241
                                                              --------   --------   --------
                                                               109,364    163,106     91,074
CONSTRUCTION FIRST MORTGAGE LOAN ORIGINATIONS
  Residential development...................................    43,081     39,885     43,250
  1-4 family................................................    46,926     47,990     37,071
  Multi-family..............................................       670         --      2,660
  Commercial real estate....................................     8,086      2,478      3,930
                                                              --------   --------   --------
                                                                98,763     90,353     86,911
NONMORTGAGE LOANS
  Commercial................................................     3,513      3,212      4,348
  Consumer..................................................    18,667      4,003      4,528
                                                              --------   --------   --------
                                                                22,180      7,215      8,876
                                                              --------   --------   --------
TOTAL LOAN ORIGINATIONS.....................................   230,307    260,674    186,861
PURCHASED LOANS
  Commercial real estate....................................     4,922      2,250        700
                                                              --------   --------   --------
TOTAL NEW LOANS.............................................  $235,229   $262,924   $187,561

ASSET QUALITY

     Management has designed stringent underwriting standards to minimize credit risk in the Company's loan portfolio. All loans are subject to these standards, which include evaluating each applicant's ability to make periodic payments, his or her equity in the property, and the value of the underlying collateral. Management monitors the loan portfolio to determine that the level of credit risk remains stable and acceptable.

     The Bank defines non-performing loans as those loans where there is an indication that the borrower no longer has the ability to repay. Generally, these loans are more than 90 days delinquent. Non-performing assets include non-performing loans. The Company's non-performing assets have consistently been below peer group averages. The Company's ratio of non-performing assets to total assets was 0.58%, 0.30% and 0.42% at December 31, 1997, 1996 and 1995,
respectively. According to the SNL Securities Thrift Performance as of

September 30, 1997, the industry average ratio of non-performing assets to total assets was 0.55% at September 30, 1997, and 0.59% and 0.63% at December 31, 1996 and 1995, respectively.

TABLE 5

                                                                     DECEMBER 31
                                                              --------------------------
                   NON-PERFORMING ASSETS                       1997      1996      1995
                   ---------------------                      ------    ------    ------
Total non-performing loans..................................  $2,144    $1,699    $2,052
Other non-performing assets.................................   1,331        --        --
                                                              ------    ------    ------
Total non-performing assets.................................  $3,475    $1,699    $2,052
                                                              ======    ======    ======
Non-performing assets to total assets.......................    0.58%     0.30%     0.42%
Allowance for loan losses to non-performing loans...........   75.80%    83.76%    56.91%
Net charge-offs (recoveries) to average loans outstanding
  for the year..............................................    0.00%     0.01%     0.01%

     At December 31, 1997, non-performing loans included nine residential loans totaling $872,000, four construction loans totaling $692,000, two land loans totaling $181,000, one commercial business loan totaling $370,000 and twelve consumer loans totaling $29,000. The nonperforming construction, land and commercial business loans are to a single borrower who encountered financial problems in 1997. The Bank has begun foreclosure proceedings on the property securing the loans. Other non-performing assets included four investments totaling $648,000 and three properties acquired in settlement of mortgage obligations. The ratio of net charge-offs to average loans outstanding illustrates the Company's commitment to minimizing credit risk through its strict underwriting standards and collection procedures.

     At December 31, 1997, there was one loan secured by a funeral home totaling $495,000 which is not included in the table above. Indications of possible cash flow problems have caused management concern regarding the borrower's ability to comply with present loan repayment terms and may result in the classification of this loan as non-performing in the future. Based on written opinions from an independent fee appraiser, the collateral values of the property is sufficient to cover the total outstanding debt.

ASSET AND LIABILITY MANAGEMENT

     The Company's asset and liability management program is intended to minimize the impact of significant changes in interest rates on net interest income and net portfolio value. The Executive Committee of the Bank, which includes representatives from the Board and from senior management, monitors and evaluates methods for managing interest rate risk within acceptable levels as determined by the Board of Directors. If projected changes in the Bank's net portfolio value are not within the limits established by the Board, the Board may direct management to change the asset and liability mix to bring interest rate risk within such approved limits. Management believes the keys to successful interest rate and credit risk management include the monitoring and management of interest rate sensitivity and the quality of assets, discussed above. Interest rate risk is the risk that net interest income or net portfolio value will decline significantly in periods of changing interest rates.

     Strongsville Savings has endeavored to buffer net income from the effect of changes in interest rates by reducing the maturity or repricing mismatch between its interest-earning assets and interest-bearing liabilities. The Bank's strategy includes originating adjustable rate mortgage (ARM) loans, selling certain fixed-rate residential mortgage loans to the Federal Home Loan Mortgage Corporation (Freddie Mac) and investing in securities with short to medium terms. This strategy has resulted in an investment of $231.2 million, or 46.6% of the Company's total loan portfolio in ARM loans at December 31, 1997. The Bank originated $129.3 million, $97.7 million and $95.7 million in ARM loans in 1997, 1996 and 1995, respectively. Although the Bank is committed to originating ARM loans, management believes that discounted "teaser" rate loans diminish the effectiveness of ARM loans for managing interest rate risk; therefore the Bank does not offer teaser rate loans.

     Strongsville Savings sold $54.8 million in long-term fixed-rate loans to Freddie Mac during 1997. The Bank only sells loans to the secondary market on a non-recourse basis with servicing retained.

     The Company's investment portfolio consists primarily of investment grade corporate debt, government agency debt and mortgage-backed securities issued by government agencies. Substantially all of the corporate debt and government agency debt mature in three years or less.

     The Company's strategy to reduce the maturity or repricing mismatch between its interest rate sensitive assets and liabilities includes reducing the terms to maturity of its long-term interest-earning assets, as noted above, and lengthening the terms to repricing or maturity of its interest-bearing liabilities. At December 31, 1997, the Company's long-term fixed-rate deposits with terms exceeding three years were $44.2 million.

     A common industry measure of a financial institution's general sensitivity to interest rates is called the gap (the GAP). The GAP represents the difference between the Company's interest-earning assets and interest-bearing liabilities maturing within certain time frames as a percent of the Company's total assets.

     Table 6 illustrates the maturities or repricing of the Company's assets and liabilities at December 31, 1997 based on information from the financial model used by Strongsville Savings concerning prepayments and decay rates of major asset and liability categories.

TABLE 6

                               DECEMBER 31, 1997

MATURING OR                  WITHIN      6-12       1-3        3-5       5-10     10 OR MORE                FAIR
REPRICING PERIODS           6 MONTHS    MONTHS     YEARS      YEARS      YEARS      YEARS       TOTAL      VALUE
-----------------           --------   --------   --------   --------   -------   ----------   --------   --------
Interest-earning assets
  Adjustable-rate mortgage
    loans.................  $ 28,959   $ 20,797   $ 25,527                                     $ 75,283   $ 75,120
    Weighted average
      yield...............      7.34%      7.23%      7.09%                                        7.22%
  Fixed-rate mortgage
    loans.................    18,301     17,193     58,948     45,783    73,848     39,662      253,735    251,536
    Weighted average
      yield...............      7.04%      7.04%      7.03%      7.01%     6.99%      7.02%        7.01%
  Other loans.............    94,024     13,787     26,492      2,429     2,677        334      139,743    139,721
    Weighted average
      yield...............      9.60%      8.91%      8.90%      8.79%     8.85%      9.09%        9.37%
  Investments.............    67,287      4,929     19,157      3,523     5,357      4,967      105,220    105,782
    Weighted average
      yield...............      6.54%      6.48%      5.81%      6.81%     9.16%      7.76%        6.61%
                            --------   --------   --------   --------   -------    -------     --------   --------
  Total...................   208,571     56,706    130,124     51,735    81,882     44,963      573,981    572,159
                            ========   ========   ========   ========   =======    =======     ========   ========
Interest-bearing
  liabilities
  Certificate of deposit
    accounts..............   139,627    119,841    102,903     44,216                           406,587    408,756
    Weighted average
      rate................      5.34%      5.89%      6.43%      6.71%                             5.93%
  Money market accounts...     2,077      1,799      5,088      2,862     2,806        873       15,505     15,507
    Weighted average
      rate................      2.50%      2.50%      2.50%      2.50%     2.50%      2.50%        2.50%
  NOW and passbook
    accounts..............    11,096      9,882     27,947     15,720    15,415      4,797       84,857     85,166
    Weighted average
      rate................      2.54%      2.54%      2.54%      2.54%     2.54%      2.54%        2.54%
  Advances from the
    FHLB..................       523        525     22,627      4,463                            28,138     28,178
    Weighted average
      rate................      6.91%      6.91%      5.97%      6.86%                             6.14%
                            --------   --------   --------   --------   -------    -------     --------   --------
  Total...................   153,323    132,047    158,565     67,261    18,221      5,670      535,087    537,607
                            ========   ========   ========   ========   =======    =======     ========   ========
Interest rate sensitivity
  gap.....................  $ 55,248   $(75,341)  $(28,441)  $(15,526)  $63,661    $39,293     $ 38,894
Cumulative gap............  $ 55,248   $(20,093)  $(48,534)  $(64,060)  $  (399)   $38,894
Cumulative interest rate
  sensitivity gap as a
  percent of total assets
  at December 31, 1997....      9.15%     -3.33%     -8.04%    -10.61%    -0.07%      6.44%
Cumulative interest rate
  sensitivity gap as a
  percent of total assets
  at December 31, 1996....     -0.87%     -9.06%     -4.46%     -8.41%     2.27%      9.34%

     The table presents the repricing dates of the Company's interest-earning assets and interest-bearing liabilities at December 31, 1997. The annual prepayment and decay rates used in this table are obtained from an independent analysis service. Annual prepayment assumptions for 1997 range from 8% to 22% on fixed-rate mortgage loans, 9% to 34% on ARM loans, 12% to 15% on non-residential real estate mortgage loans, and 9% to 20% on other loans. Annual prepayment assumptions for 1996 range from 7% to 18% on fixed-rate mortgage loans, 10% to 24% on ARM loans, 12% to 19% on non-residential real estate mortgage loans, and 12% to 21% on other loans. The NOW, money market deposit and passbook accounts' decay rates were assumed to vary across time horizons from 0% to 33% in 1997 and from 0% to 37% in 1996.

     The method used to analyze interest-rate sensitivity in Table 6 has a number of limitations. Certain assets and liabilities may react differently to changes in interest rates even though they reprice or mature in the same or similar time periods. The interest rates on certain assets and liabilities may change at different times from changes in market rates, with some changing in advance of changes in market rates and some lagging behind changes in market rates. Also, certain assets, e.g. ARM loans, often have provisions that may limit changes in interest rates each time the interest rate changes and on a cumulative basis over the life of the loan. Additionally, the actual prepayments and withdrawals experienced in the event of a change in interest rates could deviate significantly from those assumed in calculating the data shown in the table. Finally, the ability of some borrowers to service their debt may decrease in the event of an interest rate increase.

LIQUIDITY

     The Bank is required to maintain an average daily balance of liquid assets (cash, certain time deposits, bankers' acceptances, specified United States Government, state or federal agency obligations, shares of certain mutual funds and certain corporate debt securities and commercial paper) equal to a monthly average of not less than specified percentages of its net withdrawable deposit accounts plus short-term borrowings. The average eligible liquidity at December 31, 1997 was 5.97%, which exceeded the 5.0% requirement. The Company's short-term liquidity at December 31, 1997, was 4.62%, which exceeded the 1.0% requirement.

     Financial institutions, such as Strongsville Savings, must ensure that sufficient funds are available to meet deposit withdrawals, loan commitments and expenses. Management of cash flows requires the anticipation of deposit flows and loan payments. The Company's primary sources of funds are deposits and loan payments. The Bank uses funds from deposit inflows and loan payments primarily to originate loans, and to purchase short-term investment securities and interest-earning deposits.

     At December 31, 1997, loans-in-process to be funded over a future period of time totaled $30.0 million, and loan commitments or loans committed but not closed totaled $30.0 million. There were no commitments to purchase or sell loans at December 31, 1997 or 1996. Funding for these amounts is expected to be provided by the sources described above. Management believes the Bank has adequate resources to meet its normal funding requirements.

     The Bank is a party to a credit agreement with the Federal Home Loan Bank
(FHLB) of Cincinnati whereby the Bank can obtain advances. The Bank had $28.1 million in advances outstanding from FHLB of Cincinnati at December 31, 1997.

IMPACT OF INFLATION AND CHANGING PRICES

     The financial statements and related data herein have been prepared in accordance with generally accepted accounting principles, which require measurement of financial condition and results of operations in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

     Changes in the general level of prices for goods and services have a relatively minor impact on the Company's total expenses because the Company's primary assets and liabilities are monetary in nature. Increases in operating expenses such as salaries and maintenance are in part attributable to inflation. However, interest rates have a far more significant effect than inflation on the performance of financial institutions, including the Bank.

YEAR 2000 ISSUE

     The Company is aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The Year 2000 (Y2K) problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause the system to fail.

     The Company is utilizing both internal and external resources to identify, correct and test the systems for the Y2K compliance. It is anticipated that all reprogramming efforts will be complete by December 31, 1998, allowing adequate time for testing. To date, confirmations have been received from Emerald's primary vendors that plans have been developed and are being implemented to address processing of transactions in the year 2000. Management estimates that Y2K compliance expense will amount to approximately $600,000 over the next two years.

NEW ACCOUNTING PRONOUNCEMENTS

     See the Notes to the Consolidated Financial Statements, Note 1, caption New Accounting Standards for a discussion of accounting and reporting developments affecting the Bank.

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

                               TABLE OF CONTENTS

Independent Auditors' Report................................     F-2

Consolidated Statements of Financial Condition December 31,
  1997 and 1996.............................................     F-3

Consolidated Statements of Income Years ended December 31,
  1997, 1996, and 1995......................................     F-4

Consolidated Statements of Shareholders' Equity Years ended
  December 31, 1997, 1996, and 1995.........................     F-5

Consolidated Statements of Cash Flows Years ended December
  31, 1997, 1996, and 1995..................................     F-6

Notes to Consolidated Financial Statements..................     F-7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Emerald Financial Corp.:

     We have audited the accompanying consolidated statement of financial condition of Emerald Financial Corp. and Subsidiaries (Company), including The Strongsville Savings Bank, as of December 31, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of The Strongsville Savings Bank and Subsidiary as of December 31, 1996 and for the years ended December 31, 1996 and 1995, were audited by other auditors whose report thereon dated January 25, 1997, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1997 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Emerald Financial Corp. and Subsidiaries at December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Clveland, Ohio

January 29, 1998

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                           DECEMBER 31, 1997 AND 1996

                                                                 1997          1996
                                                               ---------     ---------
                                                               (DOLLARS IN THOUSANDS)
                           ASSETS
Cash and cash equivalents
  Cash and deposits with banks..............................   $  7,729      $  3,146
  Interest-bearing deposits with banks......................      3,033         4,406
Investment securities (note 2)
  Held to maturity (fair values of $14,037 and $47,496 at
     December 31, 1997 and 1996, respectively)..............     14,231        47,684
  Available for sale (at fair value), (amortized cost of
     $31,255 and $22,061 at December 31, 1997 and 1996,
     respectively)..........................................     31,480        21,996
Mortgage-backed and related securities (note 3)
  Held to maturity (fair values of $26,416 and $33,104 at
     December 31, 1997 and 1996, respectively)..............     25,825        32,536
  Available for sale (at fair value), (amortized cost of
     $27,209 and $19,722 at December 31, 1997 and 1996,
     respectively)..........................................     27,312        19,644
Loans held for investment, net (including allowance for loan losses of $1,625 and $1,423 at December 31, 1997 and 1996,
  respectively) (note 4)....................................    461,457       425,060
Loans held for sale (note 4)................................      7,823           795
Accrued interest receivable.................................      3,343         3,238
Federal Home Loan Bank stock, at cost.......................      3,504         2,831
Premises and equipment, net (note 5)........................      4,259         3,939
Cash surrender value of life insurance......................     10,341           113
Prepaid expenses and other assets...........................      3,628         2,102
                                                               --------      --------
     Total assets...........................................   $603,965      $567,490
                                                               ========      ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Deposits (note 6).........................................   $520,690      $493,471
  Advances from Federal Home Loan Bank (note 7).............     28,138        25,234
  Advance payments by borrowers for taxes and insurance.....      1,574         1,502
  Deferred federal income taxes (notes 8)...................      1,875         1,584
  Accrued interest payable..................................      1,002           586
  Accounts payable and other accrued expenses...............      2,171         1,955
                                                               --------      --------
     Total liabilities......................................    555,450       524,332
                                                               --------      --------
Commitments and contingencies (note 14)
Shareholders' equity (notes 8 and 12)
  Common stock, no par value; 10,000,000 shares authorized;
     5,072,600 and 5,061,600 shares issued and outstanding
     at December 31, 1997 and 1996, respectively............      9,831         9,831
  Retained earnings -- substantially restricted.............     38,468        33,422
  Net unrealized gains (losses) on securities available for
     sale...................................................        216           (95)
                                                               --------      --------
     Total shareholders' equity.............................     48,515        43,158
                                                               --------      --------
     Total liabilities and shareholders' equity.............   $603,965      $567,490
                                                               ========      ========

See accompanying notes to consolidated financial statements.

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                 YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                               1997        1996        1995
                                                              -------     -------     -------
                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income
  Loans....................................................   $36,892     $32,442     $26,424
  Investment securities....................................     3,441       3,836       4,982
  Mortgage-backed and related securities...................     3,882       3,110       3,192
  Other investments........................................       713         470         812
                                                              -------     -------     -------
     Total interest income.................................    44,928      39,858      35,410
                                                              -------     -------     -------
Interest expense
  Deposits (note 6)........................................    26,575      23,516      20,428
  Advances from Federal Home Loan Bank.....................     1,680         978         914
                                                              -------     -------     -------
     Total interest expense................................    28,255      24,494      21,342
                                                              -------     -------     -------
     Net interest income...................................    16,673      15,364      14,068
Provision for loan losses (note 4).........................       215         305         238
                                                              -------     -------     -------
     Net interest income after provision for loan losses...    16,458      15,059      13,830
Noninterest income
  Loan servicing fees......................................       738         623         464
  Service fees and other charges...........................       952         680         537
  Gain on sale of loans and other assets...................       463       1,008         971
  Gain on sale of investment securities....................         6          --          26
  Gain on sale of mortgage-backed securities...............         6          83          --
  Other....................................................       173          41          54
                                                              -------     -------     -------
                                                                2,338       2,435       2,052
Noninterest expense
  Salaries and employee benefits (note 10).................     4,084       3,716       3,487
  Net occupancy and equipment..............................     1,550       1,549       1,392
  Federal deposit insurance premium........................       316         935         850
  One-time SAIF assessment (note 11).......................        --       2,481          --
  Franchise tax............................................       586         560         491
  Other....................................................     2,949       2,764       2,406
                                                              -------     -------     -------
                                                                9,485      12,005       8,626
                                                              -------     -------     -------
     Income before federal income taxes....................     9,311       5,489       7,256
Federal income taxes (note 8)..............................     3,170       1,941       2,539
                                                              -------     -------     -------
     Net income............................................   $ 6,141     $ 3,548     $ 4,717
                                                              =======     =======     =======
Basic earnings per common share............................   $  1.21     $   .70     $   .93
                                                              =======     =======     =======
Diluted earnings per common share..........................   $  1.18     $   .69     $   .93
                                                              =======     =======     =======

See accompanying notes to consolidated financial statements.

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                                             NET
                                                                          UNREALIZED
                                       COMMON STOCK                     GAINS (LOSSES)
                                   ---------------------                ON SECURITIES         TOTAL
                                     SHARES                 RETAINED      AVAILABLE       SHAREHOLDERS'
                                   OUTSTANDING    AMOUNT    EARNINGS       FOR SALE          EQUITY
                                   -----------    ------    --------    --------------    -------------
                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Balance at December 31, 1994.....   5,061,600     $9,831    $27,360         $ (38)           $37,153
Dividends -- $0.20 per share.....          --        --      (1,013)           --             (1,013)
Net unrealized gain in fair value
  of securities..................          --        --          --           234                234
Net income.......................          --        --       4,717            --              4,717
                                    ---------     ------    -------         -----            -------
Balance at December 31, 1995.....   5,061,600     9,831      31,064           196             41,091
Dividends -- $0.235 per share....          --        --      (1,190)           --             (1,190)
Net unrealized loss in fair value
  of securities..................          --        --          --          (291)              (291)
Net income.......................          --        --       3,548            --              3,548
                                    ---------     ------    -------         -----            -------
Balance at December 31, 1996.....   5,061,600     9,831      33,422           (95)            43,158
Stock options exercised..........      11,000        --         106            --                106
Tax benefits of stock options
  exercised......................          --        --          14            --                 14
Dividends -- $0.24 per share.....          --        --      (1,215)           --             (1,215)
Net unrealized gain in fair value
  of securities..................          --        --          --           311                311
Net income.......................          --        --       6,141            --              6,141
                                    ---------     ------    -------         -----            -------
Balance at December 31, 1997.....   5,072,600     $9,831    $38,468         $ 216            $48,515
                                    =========     ======    =======         =====            =======

See accompanying notes to consolidated financial statements.

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                                1997        1996        1995
                                                              --------    --------    --------
                                                                   (DOLLARS IN THOUSANDS)
Cash flows from operating activities
  Net income................................................  $  6,141    $  3,548    $  4,717
  Adjustments to reconcile net income to net cash provided
    by (used in)
   operating activities
    Provision for loan losses...............................       215         305         238
    Gain on sale of loans and other assets..................      (463)     (1,008)       (971)
    Gain on sale of investment securities...................        (6)         --         (26)
    Gain on sale of mortgage-backed and related
      securities............................................        (6)        (83)         --
    Amortization of deferred loan fees, premiums, and
      discounts, net........................................    (2,517)     (2,780)     (2,484)
    Proceeds from sale of loans originated for sale.........    55,221      54,222      38,351
    Disbursements on loans originated for sale..............   (61,820)    (49,251)    (43,258)
    Depreciation and amortization...........................       740         815         821
    Change in accrued interest receivable and payable.......       311         222        (595)
    Deferred federal income taxes...........................       131         151         597
    Other, net..............................................    (1,035)       (282)        (84)
                                                              --------    --------    --------
      Net cash provided by (used in) operating activities...    (3,088)      5,859      (2,694)
                                                              --------    --------    --------
Cash flows from investing activities
  Net increase in loans.....................................   (29,164)    (89,255)    (50,416)
  Purchases of
    Loans...................................................    (4,922)     (2,250)       (700)
    Mortgage-backed securities available for sale...........   (14,519)    (14,488)     (7,138)
    Mortgage-backed securities held to maturity.............        --      (3,149)    (14,446)
    Investment securities available for sale................   (44,645)    (30,600)    (23,518)
    Investment securities held to maturity..................   (18,200)    (13,420)    (35,658)
    Federal Home Loan Bank stock............................      (441)       (239)       (437)
    Premises and equipment..................................      (910)       (566)     (1,489)
    Cash surrender value of life insurance..................   (10,000)         --          --
  Proceeds from
    Maturities and principal repayments of
      Investment securities available for sale..............    19,746      17,906         538
      Investment securities held to maturity................    51,491      32,318      59,990
      Mortgage-backed securities available for sale.........     5,738       2,604         123
      Mortgage-backed securities held to maturity...........     6,712       8,035       6,980
    Sales of available for sale investment securities.......    15,710          --       2,518
    Sales of available for sale mortgage-backed
      securities............................................     1,299       6,744          --
    Sales of premises and equipment.........................        --         645          --
    Sales of loans held for investment......................        --          --       4,725
  Other.....................................................      (683)         --          11
                                                              --------    --------    --------
    Net cash used in investing activities...................   (22,788)    (85,715)    (58,917)
                                                              --------    --------    --------
Cash flows from financing activities
  Net increase in deposits..................................    27,219      60,908      69,513
  Proceeds from advances from Federal Home Loan Bank........    26,900      73,650       2,000
  Payments on advances from Federal Home Loan Bank..........   (23,996)    (61,749)     (4,250)
  Increase in advance payments by borrowers for taxes and
    insurance...............................................        72         280         221
  Exercise of stock options.................................       106          --          --
  Payment of dividends on common stock......................    (1,215)     (1,190)     (1,013)
                                                              --------    --------    --------
    Net cash provided by financing activities...............    29,086      71,899      66,471
                                                              --------    --------    --------
Net increase (decrease) in cash and cash equivalents........     3,210      (7,957)      4,860
Cash and cash equivalents at beginning of year..............     7,552      15,509      10,649
                                                              --------    --------    --------
Cash and cash equivalents at end of year....................  $ 10,762    $  7,552    $ 15,509
                                                              ========    ========    ========
Supplemental disclosure of cash flow information
  Cash paid during the year for
    Interest................................................  $ 27,839    $ 24,333    $ 21,217
    Income taxes............................................     2,944       1,863       1,718
                                                              ========    ========    ========
Supplemental disclosure of noncash investing activities
  Transfer from mortgage loans to real estate owned.........  $  1,794    $    696    $     --
  Loans made to finance the sale of real estate owned.......     1,237         600          --
                                                              ========    ========    ========

See accompanying notes to consolidated financial statements.

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1997, 1996, AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Nature of Operations

     Emerald Financial Corp. (Emerald or Company) is a unitary thrift holding company whose wholly owned subsidiary is Strongsville Savings Bank (Bank). Emerald became the Bank's holding company in a tax-free exchange of shares of the Bank for shares of Emerald consummated on March 6, 1997. The Company formed Emerald Development Corp., a wholly owned subsidiary, on June 3, 1997. The development company was formed to take advantage of opportunities to develop real estate as well as to enter into joint real estate development ventures in the future. Also, the Bank has an inactive wholly owned subsidiary, Dennis Financial Corp. The Bank conducts its principal activities from its Community Financial Centers located in southwestern Cuyahoga, Lorain, and Medina counties. The Bank's principal activities include residential lending and retail banking.

  (b) Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its Subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

  (c) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (d) Investment and Mortgage-Backed Securities

     The Company classifies debt and equity securities into one of three categories: held to maturity, available for sale, or trading. Securities held to maturity are limited to debt securities that the Company has the positive intent and ability to hold to maturity; these securities are reported at amortized cost. Securities held for trading are limited to debt and equity securities that are held to be sold in the near term; these securities are reported at fair value, and unrealized gains and losses are reflected in income. Securities held as available for sale consist of all other securities; these securities are reported at fair value, and unrealized gains and losses, net of deferred income taxes, are reflected as a separate component of shareholders' equity.

     Realized gains or losses on the sale of securities are reported in the consolidated statements of income on the trade date. The cost of securities sold is based on the specific identification method.

  (e) Loans

     Interest income on loans is based on the principal balance outstanding. Interest is accrued and credited to income as earned unless there is a distinct indication that the borrower's cash flow or collateral may not be sufficient to meet contractual obligations. Loans are also placed on nonaccrual status when principal or interest is past due more than 90 days, unless the loan is well secured and in the process of collection. When a loan is placed on nonaccrual status, all previously accrued and unpaid interest is charged against income. Interest is subsequently recognized only to the extent that cash payments are received. When the borrower has demonstrated the intent and ability to make scheduled principal and interest payments, the loan may be returned to accrual status.

     Loan origination fees, net of certain direct loan origination costs, are deferred and amortized over the life of the related loans as a yield adjustment for loans originated for investment. Loan origination fees, net of certain

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES direct loan origination costs, are deferred and recognized as a basis adjustment for loans held for sale. Loan commitment fees are deferred and recognized as yield adjustments over the estimated life of the related loans.

     Residential mortgage loans held for sale are valued at the lower of aggregate cost or market value. Gains or losses on sales are recognized upon delivery.

     In June 1996, the Financial Accounting Standards Board (FASB) issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, and was effective for transactions entered into on or after January 1, 1997. The adoption of SFAS No. 125 did not have a material impact on the Bank's consolidated financial position or results of operations.

     Impaired loans include all non-one-to-four family residential mortgage loans greater than $500,000 on nonaccrual status. Loan impairment is measured as the present value of expected future cash flows discounted at the loan's initial effective interest rate, the fair value of the collateral of an impaired collateral-dependent loan, or an observable market price.

  (f) Federal Income Taxes

     Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled, and the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (g) Allowance for Loan Losses

     The allowance for loan losses is maintained at a level management considers adequate to absorb loan losses. Loans charged-off are charged to, and recoveries are credited to, the allowance. Provisions for loan losses are based on management's review of the historical loan loss experience, known and inherent risks in the portfolio, current economic conditions, and such other factors that, in management's judgment, are relevant.

  (h) Premises and Equipment

     Bank premises and equipment, including leasehold improvements, are stated at cost less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed on the straight-line method over the lives of the related leases or the useful lives of the related assets, whichever is shorter. Maintenance, repairs, and minor improvements are charged to operating expenses as incurred.

  (i) Intangible Assets

     Cost in excess of the fair value of net assets acquired (goodwill) is stated net of accumulated amortization and is included in prepaid expenses and other assets in the consolidated statements of financial condition. Goodwill resulting from acquisitions is amortized over 25 years on a straight-line basis. For acquisitions in which the fair value of liabilities assumed exceeds the fair value of tangible and indentifiable intangible assets acquired, goodwill is amortized by the level-yield method based upon the outstanding balances, and over the estimated remaining lives, of the long-term assets acquired.

  (j) Real Estate Acquired in Settlement of Loans

     Real estate acquired in settlement of loans represents real estate acquired through foreclosure, or deed in lieu of foreclosure, and is initially recorded at the lower of cost or fair value less estimated selling costs. Valuations

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES are performed periodically by management and an allowance for loan losses is established if the carrying value of the property exceeds its fair value less estimated selling costs.

  (k) Earnings per Share

     In February 1997, the Statement of Financial Accounting Standards (SFAS) No. 128, Earnings per Share, was issued. SFAS No. 128 supersedes Accounting Principles Board Opinion No. 15, Earnings per Share, and replaces the presentation of primary and fully diluted earnings per share with basic and diluted earnings per share. SFAS No. 128 was issued to simplify the computation of earnings per share and make the U.S. standard more compatible with the earnings per share standards of other countries and that of the International Accounting Standards Committee. The Bank adopted SFAS No. 128, effective December 31, 1997. In accordance with SFAS No. 128, all prior period earnings per share data has been restated.

     The following table reconciles the weighted average shares outstanding and the income available to common shareholders used for basic and diluted earnings per share:

                                                        YEAR ENDED DECEMBER 31,
                                                 --------------------------------------
                                                    1997          1996          1995
                                                 ----------    ----------    ----------
Weighted average number of common shares
  outstanding used in basic earnings per common
  share calculation............................   5,065,156     5,061,600     5,061,600
  Net dilutive effect of stock options.........     150,136        49,163            --
                                                 ----------    ----------    ----------
Weighted average number of shares outstanding
  adjusted for effect of dilutive securities...   5,215,292     5,110,763     5,061,600
                                                 ==========    ==========    ==========
Net income.....................................  $6,141,223    $3,548,032    $4,716,855
                                                 ==========    ==========    ==========
Basic earnings per common share................  $     1.21    $      .70    $      .93
                                                 ==========    ==========    ==========
Diluted earnings per common share..............  $     1.18    $      .69    $      .93
                                                 ==========    ==========    ==========

  (l) Shareholders' Equity

     The Bank paid dividends of $1,215,000 in 1997; $1,190,000 in 1996; and
$1,013,000 in 1995. The Bank's ability to make capital distributions is restricted by Office of Thrift Supervision (OTS) regulations. As a Tier 1 Association under OTS regulations, the Bank is granted the greatest flexibility in capital distributions; the Bank is authorized to distribute the greater of
(1) 100 percent of year-to-date net income plus 50 percent of excess capital at the beginning of the year or (2) 75 percent of net income over the most recent four-quarter period. Dividend payments were limited to $14,514,000 at December 31, 1997.

     On May 15, 1997, the board declared a two-for-one stock split in the form of a 100 percent common stock dividend payable May 15, 1997 to stockholders of record as of May 1, 1997. The stock split increased the Company's outstanding common shares from 2.5 million to 5.1 million shares. Shareholders' equity has been restated to give retroactive recognition to the stock split for all periods presented. In addition, all references in the consolidated financial statements and notes thererto to number of shares, per-share amounts, stock option data, and market prices of the Company's common stock have been restated giving retroactive recognition to the stock split.

  (m) Consolidated Statements of Cash Flows

     For purposes of the consolidated statements of cash flows, the Bank considers all cash and deposits with banks maturing in three months or less to be cash equivalents.

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

  (n) New Accounting Pronouncements

     In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Management believes the adoption of this statement will not significantly impact the Company's consolidated financial condition or results of operations.

     In June 1997, the FASB also issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 requires public business enterprises to report certain information about operating segments, as well as certain information about products and services, geographic areas in which an enterprise operates, and any major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. Management does not expect the implementation of SFAS No. 131 to have a material impact on the Company's consolidated financial condition or results of operations.

  (o) Reclassifications

     Certain amounts in the accompanying 1996 and 1995 consolidated financial statements have been reclassified to conform to the 1997 presentation.

(2) INVESTMENT SECURITIES

     Investment securities held to maturity as of December 31, 1997 and 1996, consist of the following (dollars in thousands):

                                                                 GROSS         GROSS
                                                  AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                    COST         GAINS         LOSSES      FAIR VALUE
                                                  ---------    ----------    ----------    ----------
DECEMBER 31, 1997
U.S. government and agency obligations..........   $ 7,750        $ --         $  --        $ 7,750
Corporate bonds.................................     5,816           1            --          5,817
Other...........................................       665          --          (195)           470
                                                   -------        ----         -----        -------
                                                   $14,231        $  1         $(195)       $14,037
                                                   =======        ====         =====        =======
DECEMBER 31, 1996
U.S. government and agency obligations..........   $19,301        $ --         $  (3)       $19,298
Corporate bonds.................................    26,829          70           (34)        26,865
Other...........................................     1,554           2          (223)         1,333
                                                   -------        ----         -----        -------
                                                   $47,684        $ 72         $(260)       $47,496
                                                   =======        ====         =====        =======

     The weighted average yield on investment securities held to maturity was
5.76 percent and 5.94 percent as of December 31, 1997 and 1996, respectively.

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

     The amortized cost and estimated market value of investment securities held to maturity at December 31, 1997, by contractual maturity, are shown below (dollars in thousands). Expected maturities may differ from contractual maturities because certain securities contain provisions which permit the issuer to repay, at par, the obligation prior to the stated maturity.

                                                        AMORTIZED     ESTIMATED
                                                          COST        FAIR VALUE
                                                        ---------     ----------
Due in one year or less..............................    $14,052        13,858
Due after one year through five years................        179           179
                                                         -------       -------
                                                         $14,231        14,037
                                                         =======       =======

     Investment securities available for sale as of December 31, 1997 and 1996, consist of the following (dollars in thousands):

                                                                 GROSS         GROSS
                                                  AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                    COST         GAINS         LOSSES      FAIR VALUE
                                                  ---------    ----------    ----------    ----------
DECEMBER 31, 1997
U.S. government and agency obligations..........   $10,852        $  1         $  (6)       $10,847
Corporate bonds.................................    20,403         245           (15)        20,633
                                                   -------        ----         -----        -------
                                                   $31,255        $246         $ (21)       $31,480
                                                   =======        ====         =====        =======
DECEMBER 31, 1996
U.S. government and agency obligations..........   $16,934        $ 16         $ (67)       $16,883
Corporate bonds.................................     5,127          --           (14)         5,113
                                                   -------        ----         -----        -------
                                                   $22,061        $ 16         $ (81)       $21,996
                                                   =======        ====         =====        =======

     The weighted average yield on investment securities available for sale was
6.55 percent and 5.87 percent as of December 31, 1997 and 1996, respectively.

     The amortized cost and estimated market value of investment securities available for sale at December 31, 1997, by contractual maturity, are shown below (dollars in thousands). Expected maturities may differ from contractual maturities because certain securities contain provisions which permit the issuer to repay, at par, the obligation prior to the stated maturity.

                                                        AMORTIZED     ESTIMATED
                                                          COST        FAIR VALUE
                                                        ---------     ----------
Due in one year or less..............................    $ 6,347       $ 6,349
Due after one year through five years................     24,908        25,131
                                                         -------       -------
                                                         $31,255       $31,480
                                                         =======       =======

     There were no sales of investment securities held to maturity in 1997, 1996, or 1995. Gross proceeds from sales of investment securities available for sale during the years ended December 31, 1997 and 1995, totaled $15,710,000 and $2,518,000, respectively; gross realized gains on these sales of investment securities available for sale totaled $6,000 and $26,000 in 1997 and 1995, respectively. There were no sales of investment securities available for sale in 1996.

     At December 31, 1997 and 1996, investment securities with a book value of $7,750,000 and $7,928,000, respectively, were pledged as collateral for public funds and treasury, tax, and loan deposits.

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

(3) MORTGAGE-BACKED SECURITIES

     Mortgage-backed securities held to maturity as of December 31, 1997 and 1996, consist of the following (dollars in thousands):

                                                                 GROSS         GROSS
                                                  AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                    COST         GAINS         LOSSES      FAIR VALUE
                                                  ---------    ----------    ----------    ----------
DECEMBER 31, 1997
Mortgage-backed securities
  Federal Home Loan Mortgage Corporation (FHLMC)
     participation certificates.................   $ 3,223        $ 49         $  (5)       $ 3,267
  Federal National Mortgage Association
     (FNMA).....................................       758          --            (2)           756
  Government National Mortgage Association
     (GNMA).....................................     4,883         201            --          5,084
  Other.........................................     3,823          26            --          3,849
                                                   -------        ----         -----        -------
                                                    12,687         276            (7)        12,956
Real estate mortgage investment trusts and
  collateralized mortgage obligations
     FHLMC participation certificates...........     2,778          28            --          2,806
     FNMA.......................................     6,421         238            --          6,659
     Other......................................     3,939          59            (3)         3,995
                                                   -------        ----         -----        -------
                                                    13,138         325            (3)        13,460
                                                   -------        ----         -----        -------
                                                   $25,825        $601         $ (10)       $26,416
                                                   =======        ====         =====        =======
                                                                 GROSS         GROSS
                                                  AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                    COST         GAINS         LOSSES      FAIR VALUE
                                                   -------        ----         -----        -------
DECEMBER 31, 1996
Mortgage-backed securities
  FHLMC participation certificates..............   $ 4,291        $ 54         $ (16)       $ 4,329
  FNMA..........................................       941          --           (12)           929
  GNMA..........................................     6,109         225            --          6,334
  Other.........................................     5,235          --            (6)         5,229
                                                   -------        ----         -----        -------
                                                    16,576         279           (34)        16,821
Real estate mortgage investment trusts and
  collateralized mortgage obligations
     FHLMC participation certificates...........     3,302          46            --          3,348
     FNMA.......................................     6,531         193            --          6,724
     Other......................................     6,127          88            (4)         6,211
                                                   -------        ----         -----        -------
                                                    15,960         327            (4)        16,283
                                                   -------        ----         -----        -------
                                                   $32,536        $606         $ (38)       $33,104
                                                   =======        ====         =====        =======

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

     Mortgage-backed securities available for sale as of December 31, 1997 and 1996, consist of the following (dollars in thousands):

                                                                 GROSS         GROSS
                                                  AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                    COST         GAINS         LOSSES      FAIR VALUE
                                                  ---------    ----------    ----------    ----------
DECEMBER 31, 1997
Mortgage-backed securities
  FHLMC participation certificates..............   $ 1,363        $ --          $ (3)       $ 1,360
                                                   -------        ----          ----        -------
                                                     1,363          --            (3)         1,360
Real estate mortgage investment trusts and
  collateralized mortgage obligations
  FHLMC participation certificates..............    12,026          82           (13)        12,095
  FNMA..........................................    13,489          53           (15)        13,527
  Other.........................................       331          --            (1)           330
                                                   -------        ----          ----        -------
                                                    25,846         135           (29)        25,952
                                                   -------        ----          ----        -------
                                                   $27,209        $135          $(32)       $27,312
                                                   =======        ====          ====        =======
DECEMBER 31, 1996
Mortgage-backed securities
  FHLMC participation certificates..............   $ 1,649        $ --          $ (7)       $ 1,642
                                                   -------        ----          ----        -------
                                                     1,649          --            (7)         1,642
Real estate mortgage investment trusts and
  collateralized mortgage obligations
  FHLMC participation certificates..............    12,821           7           (62)        12,766
  FNMA..........................................     5,252          10           (26)         5,236
                                                   -------        ----          ----        -------
                                                    18,073          17           (88)        18,002
                                                   -------        ----          ----        -------
                                                   $19,722        $ 17          $(95)       $19,644
                                                   =======        ====          ====        =======

     There were no sales of mortgage-backed securities held to maturity in 1997, 1996, or 1995. Gross proceeds from sales of mortgage-backed securities available for sale during the years ended December 31, 1997 and 1996, totaled $1,299,000 and $6,744,000, respectively; gross realized gains on these sales of mortgage-backed securities available for sale totaled $6,000 and $83,000 in 1997 and 1996, respectively. There were no sales of mortgage-backed securities available for sale in 1995.

     The Bank's portfolio of privately issued mortgage-backed securities is backed by mortgages on residential and multifamily properties. These securities are of investment grade.

(4) LOANS

     The primary goal of the Bank's lending activities is to provide residential real estate mortgage loans to homeowners in its lending area. The Bank's 14 Community Financial Centers are located in Strongsville, Hinckley, Berea, North Royalton, Medina Township, Wellington, Parma Heights, Westlake, North Ridgeville, Brecksville, Broadview Heights, Columbia Station, Avon, and Brunswick.

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

     The composition of the overall loan portfolio is as follows (dollars in thousands):

                                                            DECEMBER 31,
                                                        ---------------------
                                                          1997         1996
                                                        --------     --------
Real estate mortgage loans
  Permanent first mortgage loans
     One-to-four family..............................   $319,796     $301,284
     Multifamily.....................................        924        1,049
     Commercial......................................     52,499       46,883
     Land............................................        553          195
  Construction first mortgage loans
     Acquisition and development (residential).......     56,217       54,670
     One-to-four family..............................     37,413       37,049
     Multi-family....................................      1,050          240
     Commercial......................................      6,879        2,376
                                                        --------     --------
     Total mortgage loans............................    475,331      443,746
Other loans
  Commercial business................................      5,736        4,250
  Consumer installment...............................     15,460        9,117
                                                        --------     --------
     Total other loans...............................     21,196       13,367
                                                        --------     --------
     Total loans.....................................    496,527      457,113
Less
  Undisbursed portion of loans in process............    (30,015)     (26,676)
  Deferred loan fees and discounts...................     (3,430)      (3,954)
  Allowance for loan losses..........................     (1,625)      (1,423)
                                                        --------     --------
                                                         (35,070)     (32,053)
                                                        --------     --------
     Total loans held for investment, net............   $461,457     $425,060
                                                        ========     ========
Real estate mortgage loans held for sale.............   $  7,916     $    806
  Less deferred loan fees............................        (93)         (11)
                                                        --------     --------
     Total loans held for sale, net..................   $  7,823     $    795
                                                        ========     ========

     Adjustable-rate mortgage and other loans represent $231,202,000 and $193,674,000 of the loans included in the table above at December 31, 1997 and 1996, respectively.

     The Bank sells loans to the secondary market in conjunction with certain loan programs, to provide funding and as a tool for managing interest rate risk. Loans are sold to the secondary market without recourse and with servicing retained. The Bank was servicing loans for investors totaling $225,344,000 and $192,578,000 at December 31, 1997 and 1996, respectively. Custodial escrow balances maintained in connection with loans serviced for investors were $1,957,000 and $2,057,000 at December 31, 1997 and 1996, respectively.

     Residential acquisition and development loans are extended to local builders and developers with whom the Bank has generally had long-standing business relationships. These loans are secured by land zoned for residential development located in the Bank's market area.

     Under federal regulations, real estate loans to one borrower cannot exceed 15 percent of unimpaired capital and surplus without a waiver of this requirement from the OTS. The Bank obtained such a waiver which increases the limit on loans to one borrower for residential real estate to 30 percent of unimpaired capital and surplus.

     The Bank's commercial real estate loan portfolio includes permanent and construction loans. Because commercial real estate loans are dependent on income production or future development for repayment,

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES management believes these loans present somewhat greater risk of default than conventional mortgage loans. The Bank's commercial real estate loan portfolio consists of loans collateralized by property located in the Bank's primary lending area. The Bank's aggregate commercial real estate loans may not exceed 400 percent of its core capital. As of December 31, 1997, the Bank could lend an additional $127,022,000 before reaching the $186,400,000 limit.

     The following table summarizes the Bank's commercial real estate and commercial construction loan portfolios by type of collateral (dollars in thousands):

                                        DECEMBER 31, 1997    DECEMBER 31, 1996
                                        -----------------    -----------------
                                        AMOUNT       %       AMOUNT       %
                                        -------    ------    -------    ------
Permanent
  Industrial/warehouse................  $ 7,481     12.60%   $ 5,883     11.94%
  Retail..............................   17,973     30.27     11,436     23.22
  Office buildings....................   18,902     31.83      6,693     13.59
  Churches............................    1,922      3.24      1,748      3.55
  Other...............................    6,221     10.47     21,123     42.88
                                        -------    ------    -------    ------
                                         52,499     88.41     46,883     95.18
Construction
  Retail..............................    2,600      4.38         --        --
  Office buildings....................      850      1.43        365      0.74
  Churches............................       --        --        400      0.81
  Other...............................    3,429      5.78      1,611      3.27
                                        -------    ------    -------    ------
                                          6,879     11.59      2,376      4.82
                                        -------    ------    -------    ------
                                        $59,378    100.00%   $49,259    100.00%
                                        =======    ======    =======    ======

     Activity in the allowance for loan losses is as follows (dollars in thousands):

                                                    YEAR ENDED DECEMBER 31,
                                                   --------------------------
                                                    1997      1996      1995
                                                   ------    ------    ------
Balance at beginning of year.....................  $1,423    $1,168    $  948
Provision charged to expense.....................     215       305       238
Loans charged-off................................     (19)      (60)      (21)
Recoveries.......................................       6        10         3
                                                   ------    ------    ------
Balance at end of year...........................  $1,625    $1,423    $1,168
                                                   ======    ======    ======

     Nonaccrual loans totaled $780,000 and $604,000 at December 31, 1997 and 1996, respectively. Interest income that would have been recorded under the original terms of all nonaccrual loans during each period and the interest income actually recognized for each period are summarized below (dollars in thousands):

                                                       YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                      1997      1996      1995
                                                      -----     -----     -----
Interest income that would have been recorded......   $119      $101       $49
Interest income recognized.........................    112         9        37
                                                      ----      ----       ---
Interest income foregone...........................   $  7      $ 92       $12
                                                      ====      ====       ===

     The Bank is not committed to lend additional funds to debtors whose loans have been placed on nonaccrual status.

     At December 31, 1997 and 1996, there were no loans which were considered to be impaired.

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

(5) PREMISES AND EQUIPMENT

     Premises and equipment consist of the following (dollars in thousands):

                                                              DECEMBER 31,
                                                            -----------------
                                                             1997       1996
                                                            ------     ------
Land.....................................................   $  612     $  612
Buildings and leasehold improvements.....................    3,384      3,051
Furniture, fixtures, and equipment.......................    3,844      3,361
                                                            ------     ------
                                                             7,840      7,024
Less accumulated depreciation and amortization...........    3,581      3,085
                                                            ------     ------
                                                            $4,259     $3,939
                                                            ======     ======

     During 1996, the Bank sold certain real estate, a portion of which is being leased back. The sale resulted in a pretax gain of $298,000. Depreciation and amortization expense related to Bank premises and equipment was $617,000 in 1997; $682,000 in 1996; and $678,000 in 1995.

     The Bank has entered into a number of noncancelable operating leases with respect to office space. Rental expense for all leases was $294,000 in 1997; $251,000 in 1996; and $178,000 in 1995. The following is a schedule of future minimum annual lease commitments as of December 31, 1997 (dollars in thousands):

1998................................  $  284
1999................................     274
2000................................     239
2001................................     232
2002................................     233
Thereafter..........................     826
                                      ------
                                      $2,088
                                      ======

(6) DEPOSITS

     Deposit account balances are summarized as follows (dollars in thousands):

                                         DECEMBER 31, 1997               DECEMBER 31, 1996
                                    ----------------------------    ----------------------------
                                    WEIGHTED                        WEIGHTED
                                    AVERAGE                         AVERAGE
           DEPOSIT TYPE               RATE      AMOUNT      %         RATE      AMOUNT      %
           ------------             --------   --------   ------    --------   --------   ------
Passbook accounts.................    2.93%    $ 51,629     9.91%     2.90%    $ 46,034     9.33%
Negotiable order of withdrawal
  (NOW)...........................    2.02       33,976     6.52      2.02       29,661     6.01
Commercial accounts (noninterest
  bearing)........................      --       12,992     2.50        --       11,535     2.34
Money market deposit accounts.....    2.53       15,506     2.98      2.53       17,882     3.62
                                               --------   ------               --------   ------
                                      2.27      114,103    21.91      2.27      105,112    21.30
Certificates of deposit
  4.50% and less..................    4.01       26,391     5.07      2.54        1,849     0.37
  4.51% to 5.50%..................    5.38       52,424    10.07      5.34      116,857    23.68
  5.51% to 6.50%..................    6.04      264,388    50.78      6.03      187,013    37.90
  6.51% to 7.50%..................    7.36       55,516    10.66      7.32       73,823    14.96
  7.51% and greater...............    8.92        7,868     1.51      8.85        8,817     1.79
                                               --------   ------               --------   ------
                                      6.06      406,587    78.09      6.11      388,359    78.70
                                               --------   ------               --------   ------
                                      5.23%    $520,690   100.00%     5.29%     493,471   100.00%
                                               ========   ======               ========   ======

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

     The maturity periods of certificates of deposit were as follows (dollars in thousands):

                                    DECEMBER 31, 1997     DECEMBER 31, 1996
                                    ------------------    ------------------
                                     AMOUNT       %        AMOUNT       %
                                    --------    ------    --------    ------
Within six months.................  $139,626     34.34%   $ 67,050     17.27%
Six months to one year............   119,841     29.48      86,311     22.22
One to five years.................   115,317     28.36      99,135     25.53
Over five years...................    31,803      7.82     135,863     34.98
                                    --------    ------    --------    ------
                                    $406,587    100.00%   $388,359    100.00%
                                    ========    ======    ========    ======

     Deposits over $100,000 at December 31, 1997 and 1996, total $82,306,000 and $78,612,000, respectively. The Bank does not enter into brokered deposit arrangements and had no brokered deposits at December 31, 1997 or 1996.

     Interest expense on deposits is summarized as follows (dollars in thousands):

                                                  YEAR ENDED DECEMBER 31,
                                              -------------------------------
                                               1997        1996        1995
                                              -------     -------     -------
Passbook accounts..........................   $ 1,391     $ 1,328     $ 1,132
NOW accounts...............................       571         505         442
Money market deposit accounts..............       413         499         673
Certificates of deposit....................    24,200      21,184      18,181
                                              -------     -------     -------
                                              $26,575     $23,516     $20,428
                                              =======     =======     =======

(7) ADVANCES FROM FEDERAL HOME LOAN BANK

     Advances from the Federal Home Loan Bank (FHLB) consist of $20.5 million with a weighted average variable rate of 5.90 percent and $7.6 million with a weighted average fixed rate of 6.84 percent at December 31, 1997 and $21.0 million with a weighted average variable rate of 5.57 percent and $4.2 million with a weighted average fixed rate of 6.96 percent at December 31, 1996.

     Although individual loans are not specifically pledged, the FHLB requires that the Bank have mortgage loans which are, among other things, clear of pledges, liens, and encumbrances and equal to at least 150 percent of the advances from the FHLB amounting to $42,207,175.95. The stock of the FHLB owned by the Bank is also pledged as collateral for these borrowings.

     Scheduled payments on FHLB advances at December 31, 1997 are as follows (dollars in thousands):

1998...............................  $ 1,043
1999...............................    2,683
2000...............................   19,949
2001...............................    1,463
2002...............................    3,000
                                     -------
                                     $28,138
                                     =======

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

(8) FEDERAL INCOME TAXES

     Emerald and its wholly owned Subsidiaries file a consolidated federal income tax return. A summary of the provision for federal income taxes is as follows (dollars in thousands):

                                           YEAR ENDED DECEMBER 31,
                                         ----------------------------
                                          1997       1996       1995
                                         ------     ------     ------
Current...............................   $3,039     $1,790     $1,942
Deferred..............................      131        151        597
                                         ------     ------     ------
Total                                    $3,170     $1,941     $2,539
                                         ======     ======     ======

     A reconciliation between the expected income tax expense (benefit) using the statutory federal rate and the actual consolidated income tax provision follows (dollars in thousands):

                                                   YEAR ENDED DECEMBER 31,
                                    ------------------------------------------------------
                                          1997               1996               1995
                                    ----------------   ----------------   ----------------
                                               % OF               % OF               % OF
                                              PRETAX             PRETAX             PRETAX
                                    AMOUNT    INCOME   AMOUNT    INCOME   AMOUNT    INCOME
                                    ------    ------   ------    ------   ------    ------
Tax expense at statutory rate.....  $3,259     35.0%   $1,921     35.0%   $2,540     35.0%
Other.............................    (89)     (1.0)      20        .4       (1)       .0
                                    ------     ----    ------     ----    ------     ----
                                    $3,170     34.0%   $1,941     35.4%   $2,539     35.0%
                                    ======     ====    ======     ====    ======     ====

     Bank's net deferred tax liability are as follows (dollars in thousands):

                                                               DECEMBER 31,
                                                             ----------------
                                                              1997      1996
                                                             ------    ------
Deferred tax assets
  Loan loss allowances.....................................  $  608    $  501
  Other....................................................      54        98
                                                             ------    ------
     Total deferred tax assets.............................     662       599
                                                             ------    ------
Deferred tax liabilities
  Deferred loan fees.......................................     645       344
  FHLB stock dividends.....................................     486       407
  Mortgage servicing rights................................     115       148
  Bad debt reserves over base year reserves................   1,102     1,147
  Depreciation and amortization............................     168       137
  Other....................................................      21        --
                                                             ------    ------
     Total deferred tax liabilities........................   2,537     2,183
                                                             ------    ------
     Net deferred tax liability............................  $1,875    $1,584
                                                             ======    ======

     Retained earnings include $2,383,000 at December 31, 1997 for which no provision for federal income taxes has been made. This amount represents allocations of income during years prior to 1988 to bad debt deductions for tax purposes only. These qualifying and nonqualifying base year reserves and supplemental reserves will be recaptured into income in the event of certain distributions and redemptions. Such recapture would create income for tax purposes only, which would be subject to the then current corporate income tax rate. Recapture would not occur upon the reorganization, merger, or acquisition of the Bank, nor if the Bank is merged or liquidated tax-free into a bank or undergoes a charter change. If the Bank fails to qualify as a bank or merges into a nonbank entity, these reserves will be recaptured into income.

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

     The favorable reserve method previously afforded to thrifts was repealed for tax years beginning after December 31, 1995. Large thrifts were switched to the specific charge-off method of Section 166. In general, a thrift is required to recapture the amount of its qualifying and nonqualifying reserves in excess of its qualifying and nonqualifying base year reserves. As the Bank has previously provided deferred taxes on the recapture amount, no additional financial statement tax expense will result from the recapture.

(9) LONG-TERM INCENTIVE PLAN

     Options have been granted under the Emerald Financial Corp. 1994 Long-Term Incentive Plan (Plan) to key employees and directors of the Bank. Options awarded under the Plan are vested one year after the date granted. Following is activity under the plan during the years ended December 31, 1997, 1996, and 1995:

                                                         1997       1996       1995
                                                        -------    -------    -------
Options outstanding, beginning of year................  418,000    418,000    418,000
Exercised at $9.63 per share..........................  (11,000)        --         --
Forfeited.............................................       --         --         --
Granted...............................................   82,000         --         --
                                                        -------    -------    -------
Options outstanding, end of year......................  489,000    418,000    418,000
                                                        =======    =======    =======
Exercisable at $9.13 per share........................  340,000    340,000    340,000
Exercisable at $9.63 per share........................   67,000     78,000     78,000
Exercisable at $14.25 per share.......................   82,000         --         --
Options available for grant, end of year..............       --     82,000     82,000

     The expiration dates of the stock options outstanding at December 31, 1997 are January 11, 1999 for 8,000 options granted at $9.13; January 11, 2004 for 332,000 options granted at $9.13; October 18, 2004 for 67,000 options granted at $9.63; and June 1, 2007 for 82,000 options granted at $14.25.

     SFAS No. 123, Accounting for Stock-Based Compensation, encourages, but does not require, adoption of a fair-value-based accounting method for employee stock-based compensation arrangements and was effective January 1, 1996. Management has elected to continue to use the Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, intrinsic value method for measurement and recognition of stock-based compensation. Accordingly, no compensation cost has been recognized. Had compensation cost for the Company's plan been determined consistent with SFAS 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below (in thousands, except per share amounts):

                                                    1997      1996      1995
                                                   ------    ------    ------
Net income
  As reported....................................  $6,141    $3,548    $4,717
  Pro forma......................................   5,832     3,310     4,478
Earnings per common share
  Basic
     As reported.................................    1.21       .70       .93
     Pro forma...................................    1.15       .65       .89
  Diluted
     As reported.................................    1.18       .69       .93
     Pro forma...................................    1.12       .65       .89

     The fair value for each option grant used in the foregoing pro forma amounts is estimated on the date of grant using an option pricing model. The model incorporates the following weighted-average assumptions used

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES for grants in 1997, 1996, and 1995; 2.0 percent dividend growth; 37.0 percent expected volatility; risk-free interest rates ranging from 5.03 percent to 7.71 percent; and expected lives ranging from five to ten years.

(10) EMPLOYEE BENEFIT PLANS

     The Bank has a profit-sharing retirement plan covering substantially all employees, to which the Bank makes discretionary contributions as determined annually by its Board of Directors. Contributions were $144,000 in 1997; $139,000 in 1996; and $173,000 in 1995.

     The Bank also has a qualified, tax-exempt profit-sharing plan with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code; under this plan, the Bank provides matching contributions of up to 3 percent of qualifying employees' annual eligible compensation. The Bank's contributions were $88,000 in 1997; $79,000 in 1996; and $68,000 in 1995.

     In addition, the Bank has a nonqualified, unfunded Supplemental Executive Retirement Plan (SERP) that provides certain officers with retirement benefits. SERP pension costs charged to noninterest expense amounted to $75,000 in 1997; $100,000 in 1996; and $116,000 in 1995.

(11) SAVINGS ASSOCIATION INSURANCE FUND ASSESSMENT

     On September 30, 1996, the Omnibus Appropriations Bill was enacted which imposed a special assessment on Savings Association Insurance Fund (SAIF) deposits held as of March 31, 1995, to recapitalize the SAIF. Therefore, the Bank recorded a one-time pretax charge of $2,481,000 representing the special assessment of 65.7 basis points on the Bank's deposits held as of March 31, 1995. This assessment was deductible for tax purposes on the Bank's fiscal year 1996 federal income tax return.

(12) REGULATORY MATTERS

     Office of Thrift Supervision regulations require savings institutions to maintain certain minimum levels of regulatory capital. An institution that fails to comply with its regulatory capital requirements must obtain OTS approval of a capital plan and can be subject to a capital directive and certain restrictions on its operations. At December 31, 1997, the minimum regulatory capital regulations require institutions to have tangible capital equal to 1.5 percent of adjusted total assets, a 3 percent leverage capital ratio, and an 8 percent risk-based capital ratio. At December 31, 1997, the Bank exceeded all of the aforementioned regulatory capital requirements.

     The prompt corrective action regulations of the Federal Deposit Insurance Corporation define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." To be considered "well capitalized," an institution must generally have a leverage ratio of at least 5 percent, a Tier 1 risk-based capital ratio of at least 6 percent, and a total risk-based capital ratio of at least 10 percent.

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

     At December 31, 1997 and 1996, the Bank was in compliance with regulatory capital requirements and is considered "well capitalized" as set forth below (dollars in thousands):

                                                                          TIER 1      TOTAL
                                                              CORE/       RISK-       RISK-
                                      EQUITY     TANGIBLE    LEVERAGE     BASED       BASED
                                     CAPITAL     CAPITAL     CAPITAL     CAPITAL     CAPITAL
                                     --------    --------    --------    --------    --------
DECEMBER 31, 1997
GAAP capital.......................  $ 47,324    $ 47,324    $ 47,324    $ 47,324    $ 47,324
Goodwill...........................                  (663)       (663)       (663)       (663)
Unrealized gains on securities
  available for sale...............                   (61)        (61)        (61)        (61)
General valuation allowances.......                    --          --          --       1,625
                                                 --------    --------    --------    --------
Regulatory capital.................                46,600      46,600      46,600      48,225
Total regulatory assets............   602,910
                                     --------
Adjusted total assets..............               602,155     602,155
                                                 --------    --------
Risk-weighted assets...............                                       375,289     375,289
                                                                         --------    --------
Capital ratio......................     7.85%       7.74%       7.74%      12.42%      12.85%
Regulatory requirement.............                 1.50%       3.00%                   8.00%
Regulatory capital category
  Well capitalized -- equal to or
     greater than..................                             5.00%       6.00%      10.00%

DECEMBER 31, 1996
GAAP capital.......................  $ 43,158    $ 43,158    $ 43,158    $ 43,158    $ 43,158
Goodwill...........................                  (786)       (786)       (786)       (786)
Unrealized losses on securities
  available for sale...............                    95          95          95          95
General valuation allowances.......                    --          --          --       1,418
                                                 --------    --------    --------    --------
Regulatory capital.................                42,467      42,467      42,467      43,885
Total regulatory assets............   567,515
                                     --------
Adjusted total assets..............               566,872     566,872
                                                 --------    --------
Risk-weighted assets...............                                       339,237     339,237
                                                                         --------    --------
Capital ratio......................     7.60%       7.49%       7.49%      12.52%      12.94%
Regulatory requirement.............                 1.50%       3.00%                   8.00%
Regulatory capital category
  Well capitalized -- equal to or
     greater than..................                             5.00%       6.00%      10.00%

     Management believes, as of December 31, 1997, that the Bank meets all capital requirements to which it is subject. Events beyond management's control, such as fluctuations in interest rates or a downturn in the economy in areas in which the Bank's loans and securities are concentrated, could adversely affect future earnings and, consequently, the Bank's ability to meet its future capital requirements.

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                  DECEMBER 31, 1997           DECEMBER 31, 1996
                                                ----------------------      ----------------------
                                                CARRYING    ESTIMATED       CARRYING    ESTIMATED
                                                 AMOUNT     FAIR VALUE       AMOUNT     FAIR VALUE
                                                --------    ----------      --------    ----------
                                                              (DOLLARS IN THOUSANDS)
Financial assets
  Cash and cash equivalents...................  $ 10,762     $ 10,762       $  7,552     $  7,552
  Investment securities
     Held to maturity.........................    14,231       14,037         47,684       47,496
     Available for sale.......................    31,480       31,480         21,996       21,996
  Mortgage-backed securities
     Held to maturity.........................    25,825       26,416         32,536       33,104
     Available for sale.......................    27,312       27,312         19,644       19,644
  Loans held for investment, net..............   461,457      458,525        425,060      420,412
  Loans held for sale.........................     7,823        7,852            795          805
  Accrued interest receivable.................     3,343        3,343          3,238        3,238
  Federal Home Loan Bank stock................     3,504        3,504          2,831        2,831
Financial liabilities
  Deposits....................................   520,690      521,211        493,471      494,358
  Advances from Federal Home Loan Bank........    28,138       28,178         25,234       25,196
  Advance payments by borrowers for taxes and
     insurance................................     1,574        1,574          1,502        1,502
  Accrued interest payable....................     1,002        1,002            586          586

     The fair value estimates are based on the following methods and assumptions:

          - Cash and cash equivalents, accrued interest receivable, advance payments by borrowers for taxes and insurance, and accrued interest payable. The carrying amounts approximate their fair value.

          - Investment securities and mortgage-backed securities. Fair values for securities are based on quoted market prices or dealer quotes; where such quotes are not available, fair values are based on quoted market prices of comparable instruments.

          - Loans held for investment. The fair values of loans receivable are estimated using a discounted cash flow calculation that applies estimated discount rates reflecting the credit and interest rate risk inherent in the loans to homogeneous categories of loans with similar financial characteristics; these loan categories are further segmented into fixed and adjustable rate interest terms.

          - Loans held for sale. Fair values are based on actual sales prices for loans subject to sales commitments; fair values of loans not subject to sales commitments are based on the market price of loans with similar characteristics.

          - Federal Home Loan Bank stock. This item is valued at cost, which represents redemption value and approximates fair value.

          - Deposits. The fair values of fixed maturity certificate accounts are estimated using a discounted cash flow calculation that applies interest rates currently offered for deposits of similar remaining maturities. The fair values of other deposit accounts (passbook, NOW, and money market accounts) equal their carrying values (i.e., the amount payable on demand at the reporting date).

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

          - Advances from Federal Home Loan Bank. The fair value of FHLB advances is estimated by discounting future cash flows at rates currently available for borrowings with similar terms and remaining maturities.

          - Off-balance sheet financial instruments. The fair value of commitments is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of undisbursed lines of credit is based on fees currently charged for similar agreements or on estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The carrying amount and fair value of off-balance sheet instruments is not significant as of December 31, 1997 and 1996.

(14) COMMITMENTS AND CONTINGENCIES

     In the normal course of business, the Bank enters into commitments with off-balance sheet risk to meet the financing needs of its customers. Commitments to extend credit involve elements of credit risk and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The Bank's exposure to credit loss in the event of nonperformance by the other party to the commitment is represented by the contractual amount of the commitment. The Bank uses the same credit policies in making commitments as it does for on-balance sheet instruments. Interest rate risk on commitments to extend credit results from the possibility that interest rates may have moved unfavorably from the position of the Bank since the time the commitment was made.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates of 60 days or other termination clauses and may require payment of a fee. Since some of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained by the Bank upon extension of credit is based on management's credit evaluation of the applicant. Collateral held is generally residential and commercial real estate.

     The Bank's lending is concentrated in northeastern Ohio; as a result, the economic conditions and market for real estate in northeastern Ohio could have a significant impact on the Bank.

     At December 31, 1997, the Bank had commitments to lend $29,974,000, of which $14,492,000 were for adjustable-rate loans and $15,482,000 were for fixed-rate loans. At December 31, 1996, the Bank had commitments to lend $34,800,000, of which $17,457,000 were for adjustable-rate loans and $17,343,000 were for fixed-rate loans. Adjustable-rate loans generally reprice with the prime rate or the one- or three-year constant maturity treasury rate. The interest rates and fees associated with these commitments were prevailing at the time applications were taken. In management's opinion, these loans will be funded through normal operations.

     There were no commitments to sell any loans at either December 31, 1997 or 1996.

     As of December 31, 1997 and 1996, the Bank had line-of-credit commitments totaling $8,175,000 and $1,809,000, respectively. Commitments generally are extended at prime-sensitive interest rates and are secured by real estate.

     There are pending against the Bank various lawsuits and claims which arise in the normal course of business. In the opinion of management, any liabilities that may result from pending lawsuits and claims will not materially affect the consolidated financial position of the Bank.

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

(15) PARENT COMPANY ONLY FINANCIAL STATEMENTS

     The condensed statements of financial condition as of December 31, 1997, and related condensed statements of income and cash flows for the period from March 6, 1997 through December 31, 1997 for Emerald Financial Corp. should be read in conjunction with the consolidated financial statements and the notes thereto (dollars in thousands).

CONDENSED STATEMENT OF FINANCIAL CONDITION
Assets
  Cash......................................................   $    77
  Securities available for sale.............................     5,372
  Note receivable...........................................        85
  Equity in net assets of the Bank..........................    47,324
  Interest receivable on investments........................       104
  Other assets..............................................        83
                                                               -------
     Total assets...........................................   $53,045
                                                               =======
Liabilities and shareholders' equity
  Other liabilities.........................................       130
  Notes payable.............................................     4,400
  Shareholders' equity......................................    48,515
                                                               -------
     Total liabilities and shareholders' equity.............   $53,045
                                                               =======
CONDENSED STATEMENT OF INCOME
Income
  Equity in earnings of the Bank............................   $ 6,175
  Interest income...........................................       328
                                                               -------
     Total income...........................................     6,503
                                                               -------
Expenses
  Interest..................................................       268
  Other.....................................................       133
                                                               -------
     Total expenses.........................................       401
                                                               -------
     Income before federal income taxes.....................     6,102
Federal income tax benefit..................................        39
                                                               -------
     Net income.............................................   $ 6,141
                                                               =======
CONDENSED STATEMENT OF CASH FLOWS
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................   $ 6,141
Adjustments to reconcile net income to net cash used in
  operating activities
  Equity in earnings of the Bank............................    (6,175)
  Amortization and accretion................................        18
  Effect of change in deferred federal income taxes.........       (80)
  Increase in the liabilities...............................       102
  Increase in interest receivable...........................      (104)
  Other, net................................................      (104)
                                                               -------
     Net cash used in operating activities..................      (202)
                                                               -------

                    EMERALD FINANCIAL CORP. AND SUBSIDIARIES

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of securities available for sale.................    (5,137)
  Dividend from the Bank....................................     2,180
                                                               -------
     Net cash used in investing activities..................    (2,957)
                                                               -------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings....................................     4,425
Repayment of borrowings.....................................       (80)
Dividend paid...............................................    (1,215)
Proceeds from stock options exercised.......................       106
                                                               -------
     Net cash provided by financing activities..............     3,236
                                                               -------
Net increase in cash and cash equivalents...................        77
Cash and cash equivalents at beginning of period............        --
                                                               -------
Cash and cash equivalents at end of period..................   $    77
                                                               =======

                                                                      APPENDIX A

                            EMERALD FINANCIAL CORP.
                      1998 STOCK OPTION AND INCENTIVE PLAN

     1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its shareholders by providing a means for attracting and retaining directors, officers and employees of the Corporation and its Affiliates. It is intended that designated Options granted pursuant to the provisions of this Plan to persons employed by the Corporation or its Affiliates will qualify as Incentive Stock Options. Options granted to persons who are not employees will be Non-Qualified Stock Options.

     2. Definitions. The following definitions are applicable to the Plan:

     "Affiliate"--means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Award"--means the grant of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, Restricted Stock or other property or securities, or any combination thereof, as provided in the Plan.

     "Award Agreement"--means the agreement evidencing the grant of an Award made under the Plan.

     "Bank"--means The Strongsville Savings Bank, and any successor entity.

     "Cause" or "cause"--means, in connection with termination or cessation of service as a director, officer or employee of the Corporation or an Affiliate, personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

     "Code"--means the Internal Revenue Code of 1986, as amended.

     "Committee"--means the Committee referred to in Section 3 hereof.

     "Continuous Service"--means the absence of any interruption or termination of service as a director, officer or employee of the Corporation or an Affiliate, except that when used with respect to persons granted an Incentive Option "Continuous Service" means the absence of any interruption or termination of service as an employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its parent, its subsidiaries or its successor.

     "Corporation"--means Emerald Financial Corp., an Ohio corporation, or any successor thereto as provided in Section 19 herein.

     "Employee"--means any person, including an officer or director, who is employed by the Corporation or any Affiliate.

     "ERISA"--means the Employee Retirement Income Security Act of 1974, as amended.

     "Exercise Price"--means (i) in the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option and (ii) in the case of a Right, the price per Share which, upon grant, the Committee determines shall be used to calculate the aggregate value a Participant shall be entitled to receive pursuant to Sections 9 or 12 hereof upon exercise of such Right.

     "Incentive Stock Option"--means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code. Unless otherwise set forth in the Award Agreement, any Option that does not qualify as an Incentive Stock Option for any reason shall be deemed a Non-Qualified Stock Option.

     "Market Value"--means the average of the high and low quoted sales prices on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the National Association of Securities Dealers, Inc., Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Board of Directors shall determine.

     "Non-Employee Director"--means a director who (a) is an outside director, as defined in Section 162(m) of the Code, and (b) is a Non-Employee Director, as defined in Rule 16b-3(b)(3) of the Securities and Exchange Commission or any successor rule thereto.

     "Non-Qualified Stock Option"--means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which does not qualify, for any reason, as an Incentive Stock Option under Section 422(b) of the Code.

     "Option"--means an Incentive Stock Option or a Non-Qualified Stock Option.

     "Participant"--means any director, officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

     "Plan"--means the 1998 Stock Option and Incentive Plan of the Corporation.

     "Related"--means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, a Right or another Option.

     "Restricted Stock"--means Shares awarded to a Participant by the Committee pursuant to Section 10(a) hereof.

     "Right"--means a Stock Appreciation Right.

     "Shares"--means the shares of Common Stock of the Corporation, without par value.

     "Stock Appreciation Right"--means a stock appreciation right with respect to Shares granted by the Committee pursuant to the Plan.

     3. Administration. The Plan shall be administered by a Committee consisting of two or more members, each of whom shall be a Non-Employee Director. The members of the Committee shall be appointed from time to time by the Board of Directors of the Corporation and shall serve at the discretion of the Board of Directors. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board of Directors of the Corporation, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

     Without in any way limiting the authority of the Committee under the terms of the Plan, the Committee may provide in any Award Agreement that the recipient of the Award shall maintain in confidence the amount and terms of his or her award, except as disclosure thereof may be required under applicable law. An Award shall be subject to forfeiture at the Committee's discretion for violation of the confidentiality provisions of an Award Agreement, except insofar as such Award relates to Options or Rights that have been exercised or Shares that have become vested by lapse of any applicable restrictions.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     4. Eligibility. The Committee may select from time to time Participants in the Plan from those directors, officers and employees of the Corporation or its Affiliates who, in the opinion of the Committee, are responsible for or contribute to the management, growth and profitability of the Corporation and its Affiliates. Subject to adjustment as set forth in Section 11, the maximum number of Shares subject to an Award granted to any individual Participant in any calendar year shall be Fifty Thousand (50,000) Shares.

     5. Shares Subject to Plan. Subject to adjustment by the operation of
Section 11 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 250,000, plus any Shares surrendered to the Corporation in payment of the exercise price of Options or Rights issued under the Plan. The Shares with respect to which Awards may be made under the Plan may be authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares that are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right that terminates. New Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

     6. General Terms and Conditions of Options and Rights. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option or Right, which shall not be less than the Market Value per Share at the date of grant of such Option or Right, (ii) the number of Shares subject to, and the expiration date of, any Option or Right, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right, and (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. Notwithstanding the foregoing, subject to adjustment by the operation of Section 11 hereof, no individual shall be granted Awards with respect to more than 125,000 of the total shares subject to the Plan. No Awards shall vest and become exercisable earlier than one year from the date the Plan is approved by shareholders of the Corporation.

     Furthermore, at the time of any Award, the Participant shall enter into an agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine (the "Option Agreement").

     7. Exercise of Options or Rights.

     (a) Except as provided herein, an Option or Right granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or Right was granted only by such Participant and, except as provided in paragraphs (c) and (d) of this Section 7, no such Option or Right may be exercised unless at the time such Participant exercises such Option or Right, such Participant has maintained Continuous Service since the date of grant of such Option or Right.

     (b) To exercise an Option or Right under the Plan, the Participant to whom such Option or Right was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option or Right) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or (ii) by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

     (c) If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service for any reason (excluding death or disability and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or

Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation; provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right. If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service by reason of death or disability then, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option or Stock Appreciation Right, all Options and Rights granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable (i) in the event of death for the period described in paragraph (d) of this Section 7 and (ii) in the event of disability for a period of three months following such date. If the Continuous Service of a Participant to whom an Option or Right was granted by the Corporation is terminated for cause, all rights under any Option or Right of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

     (d) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month period referred to in paragraph (c) of this Section 7, the person to whom any Option or Right held by the Participant at the time of his death is transferred by will or the laws of descent and distribution, or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title 1 of ERISA or the rules thereunder may, but only to the extent such Participant was entitled to exercise such Option or Right as set forth in paragraph (c) of this Section 7, exercise such Option or Right at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option or Right. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Right shall have been granted to the Participant or whether the person entitled to exercise such Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution, or in the case of an Option other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

     8. Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution, and shall be exercisable during such Participant's lifetime only by such Participant, (iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110 percent of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

     9. Stock Appreciation Rights. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the Exercise Price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock

Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. At the time of grant of an Option the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however, and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option and as if other rights which are Related to Incentive Stock Options were Incentive Stock Options. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

     10. Restricted Stock and Performance Awards.

     (a) Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

    (i) Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

    (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Corporation. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

    (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of service during the applicable restriction period, all Shares of Restricted Stock at such time subject to restriction shall be forfeited to the Corporation; provided, however, that the Committee may waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived.

     (b) Performance Awards. The Committee is hereby authorized to grant performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance Award granted and the amount of any payment or transfer to be made pursuant to any performance Award shall be determined by the Committee.

     11. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number, class and exercise price of shares with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Creation of a class of Serial Preferred Stock or issuance of such shares hereafter shall not be deemed to constitute a change requiring adjustment under this Section.

     12. Effect of Merger and Change in Control.

     (a) Merger. In the event of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all shareholders of the Corporation (except to the extent that dissenting shareholders may be entitled, under statutory provisions or provisions contained in the articles of incorporation, to receive the appraised or fair value of their holdings), any Participant to whom an Option or Right has been granted shall have the right (subject to the provisions of the Plan and any limitation or vesting period applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     (b) Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 12(b) shall be deemed a "change in control": (i) any third person, including a "group," as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast (other than any person or group owning 25% or more of the Common Stock as of the date of adoption of the Plan, and other than any person who, together with members of his immediate family, owns 25% or more of the Common Stock as of the date of adoption of the Plan), (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation, or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent, publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. Upon a change in control, unless the Committee shall have otherwise provided in the Award Agreement, any restricted period with respect to Restricted Stock awarded to such Participant shall lapse and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if the event specified in clause (iii) above shall occur, unless the Committee shall have otherwise provided in the Award Agreement, all Options and Stock Appreciation Rights granted and not fully exercisable shall become exercisable in full upon the happening of such event; provided, however, that no Option or Stock Appreciation Right that has previously been exercised or otherwise terminated shall become exercisable.

     13. Assignments and Transfers. No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or in the case of Awards other than Incentive Stock Options pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder.

     14. Employee Rights Under the Plan. No director, officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

     15. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act of 1933 or other applicable securities law. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     16. Withholding Tax. Upon the termination of the restricted period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Corporation shall have the right to require the Participant or other person receiving such shares to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

     The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     All withholding decisions pursuant to this Section 16 shall be at the sole discretion of the Committee or the Corporation.

     17. Amendment or Termination. The Board of Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 11 hereof) no amendment shall be made without approval of the shareholders of the Corporation which shall (i) increase the aggregate number of Shares with respect to which Awards may be made under the Plan (except pursuant to Section 11), (ii) materially increase the benefits accruing to Participants, (iii) materially change the requirements as to eligibility for participation in the Plan or (iv) change the class of persons eligible to participate in the Plan; provided, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award made pursuant to the Plan.

     18. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by shareholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under Section 17 hereof.

     19. Successors. All obligations of the Corporation under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Corporation.

                                         PROXY

                   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a shareholder of Emerald Financial Corp. (the "Company"), hereby appoints Mike Kalinich and Kenneth J. Piechowski, or either of them, with full power of substitution, my true and lawful Proxy to represent and vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote, for the matters as may come before the Annual Meeting of Shareholders of Emerald Financial Corp. to be held on April 16, 1998 and at any adjournments or postponements thereof, as follows:

       1. Election of Directors.

         [ ] FOR all nominees listed below                    [ ] WITHHOLD AUTHORITY
                   (except as marked to the contrary below).      to vote for all nominees listed below.
                              William A. Fraunfelder, Jr.    Glenn W. Goist    John F. Ziegler

           INSTRUCTION: TO WITHHOLD YOUR VOTE FOR A NOMINEE OR MORE THAN ONE
                  NOMINEE, WRITE THE NAME(S) OF THE NOMINEE(S) BELOW.

       -------------------------------------------------------------------------

       2. The approval of the amendment of Article Fourth of the Company's Amended and Restated Articles of Incorporation to increase authorized
   P      shares of Common Stock, without par value, from 10,000,000 to
   R      20,000,000.
   O               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN
   X   3. The approval of the 1998 Stock Option and Incentive Plan.
   Y               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN
       4. The approval of the appointment of KPMG Peat Marwick LLP as auditors for the fiscal year ending December 31, 1998.
                   [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

       5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
                               (Continued and to be signed on reverse side)



       (Continued from other side)

           THIS PROXY WILL BE VOTED AS DIRECTED. BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED, BY THOSE NAMED IN THIS PROXY, IN ACCORDANCE WITH THEIR BEST JUDGMENT. AT PRESENT, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

          [ ] Please mark here if attending meeting

                                                  THE UNDERSIGNED ACKNOWLEDGES
                                                  RECEIPT FROM EMERALD FINANCIAL
                                                  CORP. PRIOR TO THE EXECUTION
                                                  OF THIS PROXY OF A NOTICE OF
                                                  ANNUAL MEETING OF
                                                  SHAREHOLDERS, A PROXY
                                                  STATEMENT DATED MARCH 20,
                                                  1998, AND ANNUAL REPORT TO
                                                  SHAREHOLDERS FOR THE YEAR
                                                  ENDING DECEMBER 31, 1997.

                                                  Date                    , 1998
                                                       -------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  Signature(s) of shareholder(s)

                                                  PLEASE DATE AND SIGN NAME
                                                  EXACTLY AS IT APPEARS HEREON.
                                                  WHEN SIGNING AS EXECUTOR,
                                                  ATTORNEY, GUARDIAN,
                                                  ADMINISTRATOR, TRUSTEE OR IN
                                                  ANY OTHER REPRESENTATIVE
                                                  CAPACITY, PLEASE GIVE FULL
                                                  TITLE AS SUCH. IF A
                                                  CORPORATION, PLEASE SIGN IN
                                                  FULL CORPORATE NAME BY THE
                                                  PRESIDENT OR OTHER DULY
                                                  AUTHORIZED OFFICER. IF A
                                                  PARTNERSHIP, PLEASE SIGN IN
                                                  PARTNERSHIP NAME BY A DULY
                                                  AUTHORIZED PERSON (GENERAL
                                                  PARTNER).
                                   Proxy Card